As filed with the Securities and Exchange Commission on October 10, 1997

                                                  Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington , D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ----------------------------------


                              MORGAN STANLEY ABS
                               CAPITAL II INC.
                   (Sponsor of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)
             Delaware                                   Not Yet Available
(State or Other Jurisdiction of
Incorporation or Organization)            (I.R.S. Employer Identification No.)

                                1585 Broadway
                           New York, New York 10036
                                (212) 761-2063
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                              Craig S. Phillips
                                  President
                      Morgan Stanley ABS Capital II Inc.
                                1585 Broadway
                           New York, New York 10036
                                (212) 761-1817
   (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
                                  Copies to:
Sharon A. Knight, Esq.                  Gregory Walker, Esq.
Brown & Wood LLP                        Morgan Stanley & Co. Incorporated
One World Trade Center                  1585 Broadway
New York, New York 10048                New York, New York 10036
(212) 839-5594                          (212) 761-6745

                   -------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ----------------


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE



 Title of Securities       Amount to Be        Proposed Maximum Offering     Proposed Maximum Aggregate    Amount of
 to Be Registered          Registered(1)       Price Per Unit (2)            Offering Price(2)             Registration Fee
 Asset Backed Securities      $1,000,000                100%                         $1,000,000                 $304



(1) The Registration Statement relates to the initial offering from time to time of the Asset Backed Notes and Asset Backed Certificates and to any resales thereof in market making transactions by an underwriter to the extent required.
(2) Estimated  pursuant  to  Rule   457  solely  for  the  purpose   of
calculating the registration fee.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                              INTRODUCTORY NOTE

     This Registration Statement contains a form of Prospectus Supplement relating to the offering by various Trusts of series of Asset Backed Notes and/or Asset Backed Certificates. The form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by the registrant to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. A Prospectus Supplement may contain any of the features referred to in the Prospectus.



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.


     Subject to completion dated October 10, 1997
PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________ ___, 199__)
                 (____________________________ TRUST 199_-_)
     ($__________ ___% Fixed Rate Asset Backed Amortizing Notes, Class A $____________ Floating Rate Asset Backed Amortizing Certificates, Class B

          _____________ Trust 199_-_ (the "Issuer" or the "Trust") will be formed pursuant to a trust agreement between Morgan Stanley ABS Capital II I n c . a s d e p o s i t o r ( t h e " D e p o s i t o r " ) a n d _______________________________________, Trustee, as amended and restated as of ________, 199_-_ (as so amended and restated, the "Trust Agreement"). The Issuer will issue the $__________ Fixed Rate Asset Backed Amortizing Notes, Class A (the "Notes") and $_______________ Floating Rate Asset Backed Amortizing Certificates, Class B (the "Certificates" and, together with the Notes, the "Securities"). The Notes will be issued pursuant to an indenture, (the "Indenture"), among the Issuer, ________________, as indenture trustee (the "Indenture Trustee") (and _________________ as swap counterparty (the "Swap Counterparty")). The Certificates will be issued pursuant to the Trust Agreement and will represent undivided interests in the Issuer. The net proceeds of the offering of the Notes and Certificates will be applied by the Issuer to the purchase of $_____________ aggregate principal amount of ____________________________ Certificates, Series 199_-_ (the "Underlying
Securities") issued by ________________ Trust (the "Underlying Trust").
     The Notes will bear interest at a rate equal to _____% per annum, payable on the ___th day of each _______ or, if such day is not a Business Day,the next succeeding Business Day (each a "Payment Date"), commencing on ______, 199_. Interest at a rate equal to (state formula) (calculated as described herein) plus ____% will be distributed on the Certificates on each Payment Date commencing on ______, 199_. The Notes will mature and principal will be distributed on the Certificates on __________, ____ to the extent not prepaid prior thereto. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes, as described herein.

     The principal of the Notes and of the Certificates will be subject to prepayment as described herein, in whole or in part, on each Payment Date, commencing __________, ____, in the case of the Notes, and commencing __________, ____ in the case of the Certificates, on the basis of (state formula or index for determining principal prepayments). Variations in the rate of payment of principal of the Securities may be significant. The Securities are also subject to mandatory prepayment under other circumstances as described herein. See "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" herein.

     (The Issuer will enter into the Swap Agreement with the Swap Counterparty pursuant to which the Issuer will agree to exchange the interest payments received with respect to the Underlying Securities and certain eligible investments for payments from the Swap Counterparty in an amount equal to the interest due on the Securities.) (If the principal prepayments are not based on principal distributions on Underlying Securities, state how Swap Agreement or other Enhancement will provide funds for such prepayments.)

     THE ISSUER IS NOT A SUBSIDIARY OR AFFILIATE OF OR OTHERWISE RELATED TO THE UNDERLYING TRUST OR ANY OF ITS AFFILIATES. THE UNDERLYING TRUST AND ITS AFFILIATES ARE NOT INVOLVED IN THE OFFERING OF THE SECURITIES OR IN THE PREPARATION OF THIS PROSPECTUS SUPPLEMENT. THE UNDERLYING TRUST AND ITS AFFILIATES WILL NOT RECEIVE ANY OF THE PROCEEDS OF THE OFFERING OF THE SECURITIES, AND THE UNDERLYING TRUST AND ITS AFFILIATES ARE NOT RESPONSIBLE FOR, NOR HAVE THEY PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES FOR OR QUANTITIES OF THE SECURITIES.

     There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein.


FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES, SEE "RISK FACTORS" ON PAGE S-13 HEREIN.


          The Securities offered hereby constitute part of a separate Series of Asset Backed Notes and Asset Backed Certificates being offered by Morgan ABS Capital II Inc. from time to time pursuant to its Prospectus dated _______________ __, 199__. This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full as well as any prospectus relating to the Underlying Securities. Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MORGAN STANLEY ABS CAPITAL II INC., THE UNDERWRITER, THE UNDERLYING TRUST,
                  THE UNDERLYING TRANSFEROR OR ANY OF THEIR

     RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE UNDERLYING SECURITIES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY
                                OTHER PERSON.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The Securities offered hereby will be purchased by Morgan Stanley & Co. Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Securities are expected to be $ __________________ before deducting expenses payable by the Depositor of $______________.

     The Notes and the Certificates are offered by the Underwriter subject to prior sale, when, as, and if accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Notes and Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, soci t anonyme, and the Euroclear System, in each case against payment therefor in immediately available funds on or about ____________, 199_.


                          MORGAN STANLEY DEAN WITTER
___________ ____, 199__


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES OR THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES OR CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                          REPORTS TO SECURITYHOLDERS


     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Securities will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and Certificates. See "CERTAIN INFORMATION REGARDING THE SECURITIES - Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                          _________________________

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                          _________________________



                              TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

                            PROSPECTUS SUPPLEMENT



Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . S-2
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
The Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Description of The Notes  . . . . . . . . . . . . . . . . . . . . . . .  S-15
Description of The Certificates . . . . . . . . . . . . . . . . . . . .  S-17
Mandatory Prepayment of The Notes and The Certificates  . . . . . . . .  S-20
Priority of Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
The Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
The Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
(The Swap Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . S-28)
The Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
The Administration Agreement  . . . . . . . . . . . . . . . . . . . . .  S-32
The Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
The Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Weighted Average Life of The Notes and Certificates
   and Maturity Considerations  . . . . . . . . . . . . . . . . . . . .  S-32
The Underlying Securities . . . . . . . . . . . . . . . . . . . . . . .  S-33
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . .  S-34
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Legal Investment Considerations . . . . . . . . . . . . . . . . . . . .  S-37
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Rating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Index of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . .  S-39


                                  PROSPECTUS

                                                                        PAGE
                                                                        ----

Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . 2
Reports to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Description of The Notes  . . . . . . . . . . . . . . . . . . . . . . . .  11
Description of The Certificates . . . . . . . . . . . . . . . . . . . . .  14
Certain Information Regarding The Securities  . . . . . . . . . . . . . .  15
Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
The Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . .  27
State Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . .  42
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Index of Principal Terms  . . . . . . . . . . . . . . . . . . . . . . . .  44
Global Clearance, Settlement and Tax Documentation Procedures . . . . . . I-1


                                   SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus and prospectus supplement for each Underlying Security. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Securities Offered            $_________ Fixed  Rate Asset  Backed Amortizing
                              Notes,  Class  A  (the  "Notes") and  $________
                              Floating    Rate   Asset    Backed   Amortizing
                              Certificates, Class B (the "Certificates" and, together with the Notes, the "Securities").
                              Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes, as described herein.

The Issuer                    _________  Trust  199_-_ (the  "Issuer"  or the
                              "Trust"),  a  Delaware  business  trust  to  be
                              established pursuant to the Trust Agreement (as
                              defined herein). Initially,  the assets of  the
                              Issuer   will   consist   of   the   Underlying
                              Securities (as defined  herein).  (In addition,
                              the Issuer will enter  into the Swap  Agreement
                              (as defined herein)). The Issuer will  not have
                              any   assets   other    than   the   Underlying
                              Securities,   the   Issuer's  rights   in   the
                              Collection  Account (as  defined herein),  (the
                              Issuer's rights under the Swap Agreement) and all proceeds of the foregoing.

                              The Issuer is not an affiliate of or otherwise related to _____ (the "Underlying Transferor") or the Underlying Trust (as defined herein). The Underlying Transferor and the Underlying Trust are not involved in the offering of the Securities or the preparation of this
                              Prospectus   Supplement.       The   Underlying
                              Transferor and the Underlying Trust will not receive any of the proceeds of the offering of the Securities, and the Underlying Transferor and the Underlying Trust are not responsible for, nor have they participated in the determination of prices for or quantities of the Securities.

Underlying Securities         _________  Certificates,  Series   199_-_  (the
                              "Underlying Securities") issued by ____________
                              Trust  (the  "Underlying Trust")  as  described
                              herein,  with  an aggregate  principal  balance
                              equal to $___________ as  of _________ __, 199_
                              (the "Closing  Date").    See  "THE  UNDERLYING
                              SECURITIES" herein.

Depositor                     Morgan  Stanley   ABS  Capital   II  Inc.,   an
                              affiliate of the Underwriter.

Description of the Notes      The  Notes  will  be   issued  pursuant  to  an
                              indenture  dated as  of __________,  199_ among
                              the   Issuer,   _____________________   in  its
                              capacity as  indenture trustee  (the "Indenture
                              Trustee")   (and   ____________    (the   "Swap
                              Counterparty")) in a principal amount equal to $______.

     Security for the
     Notes The Assets (as defined herein) will be pledged to the Indenture Trustee as security for the Issuer's obligations under the Notes (and under the Swap Agreement; provided that the pledge of the Issuer's rights under the Swap Agreement will secure the Notes only. Payment of any amounts owed by the Issuer to the Swap Counterparty under the Swap Agreement will be senior in priority of payment to the payment of interest and principal due on the Notes.)

     Interest Payments
     on the Notes             Interest will  accrue on  the unpaid  principal
                              amount of the Notes at a rate per annum equal to ___% (or state floating rate formula), calculated on the basis of a (360-day year consisting of twelve 30-day months). Interest will accrue with respect to each Payment Date during the __________ period beginning on the __th day of __________ (or on the Closing Date in the case of the first Payment Date) and ending on the __th day of __________ (each, a "Note Interest Accrual Period").

                              Interest will be payable to Noteholders in arrears on each Payment Date. "Payment Date" means the __th day of each __________ or, if such day is not a Business Day, the next succeeding Business Day, commencing on _________ __, 199_. A failure to pay interest due on the Notes on any Payment Date, which failure continues for five Business Days, constitutes an Event of Default (as defined herein) under the Indenture, provided that if interest on the Notes is deferred in accordance with the provisions described herein under "DESCRIPTION OF THE NOTES--Interest Deferral," such deferred interest will not be considered to be "due" until the Payment Date following the date when the related deferred interest on the Underlying Securities is received by the Issuer.

                              Under certain circumstances described herein under "DESCRIPTION OF THE NOTES -- Interest Deferral," interest on the Notes may be deferred. Noteholders will not be entitled to any additional payment in respect of any such delay.

     Principal Payments
     on the Notes             The  portion, if any,  of the principal  of the
                              Notes that  has not  been prepaid  as described
                              under "Mandatory  Prepayment of  the Notes  and
                              the Certificates" will be due on the __________
                              Payment  Date  (the  "Scheduled  Final  Payment
                              Date").  However, if an Event of Default occurs
                              under  the Indenture  (other than  an Event  of
                              Default   that   constitutes   a   Swap   Early
                              Termination (as defined herein)), the Indenture
                              Trustee  may and, at the written request of the
                              holders of a  majority of the principal  of the
                              Notes, will declare  the Notes immediately  due
                              and payable,  (subject  to  the  prior  written
                              consent of the  Swap Counterparty under certain
                              circumstances.    If a  Swap  Early Termination
                              occurs, the entire unpaid principal amount of the Notes will become immediately due and payable automatically.)

     Mandatory Prepayment
     of the Notes             The principal of  the Notes will be  subject to
                              prepayment as described herein, in whole or  in
                              part,  on   each  ___________,   commencing  on
                              ______________, on the basis  of (state formula
                              or index  for determining  amount of  principal
                              prepayments).    Variations   in  the  rate  of
                              prepayment  of  the Notes  may  be significant.
                              See "MANDATORY PREPAYMENT OF  THE NOTES AND THE
                              CERTIFICATES -- Prepayment" herein.

                              (In addition, the Notes will be subject to the Mandatory Clean-up Call, the Underlying Securities Default Call and the Extraordinary Expense Call. See "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES -- Mandatory Clean-up Call," "-- Underlying Securities Default Call," and "-- Extraordinary Expense Call" herein.)

     Record Date
     for the Notes            Payments  on  the  Notes will  be  made  to the
                              Noteholders  in  whose  name   the  Notes  were
                              registered at the close of business on the last
                              Business Day of the month prior to the month in which such payment occurs, or, with respect to the first Payment Date, the Closing Date (the
                              "Record Date").

     Denominations
     of the Notes             The Notes,  calculated on  the
                              basis of  (the actual  number of  days in  each
                              Certificate Interest Accrual Period (as defined
                              herein) divided by 360).  "Certificate Interest
                              Accrual  Period"  means,  with respect  to  any
                              Payment Date, the period from and including the
                              preceding  Payment Date  (in  the  case of  the
                              first Payment Date,  from and including _______
                              __, 199_) to but excluding such current Payment
                              Date.   Except  as  otherwise provided  herein,
                              interest   will    be   distributed    on   the
                              Certificates in arrears  on each Payment  Date.
                              No interest will be paid on overdue interest.

                              Under certain ciree "Definitive Notes and Certificates."

Description of
the Certificates              The Certificates  will be issued pursuant  to a
                              trust agreement  dated  as  of  _________  (_),
                              199_, as amended and restated  as of __________
                              __, 199_ (the  "Trust Agreement"), between  the
                              Depositor and _____________ in its capacity  as
                              owner  trustee (the  "Trustee") in  a principal
                              amount equal  to $________.   The  Certificates
                              will  represent  undivided   interests  in  the
                              Issuer as described herein.

     Interest Distributions
     on the Certificates      Interest  will accrue  on the  unpaid principal
                              amount  of the Certificates at a rate per annum
                              equal  to (state  formula),  calculated on  the
                              basis of  (the actual  number of  days in  each
                              Certificate Interest Accrual Period (as defined
                              herein) divided by 360).  "Certificate Interest
                              Accrual  Period"  means,  with respect  to  any
                              Payment Date, the period from and including the
                              preceding  Payment Date  (in  the  case of  the
                              first Payment Date,  from and including _______
                              __, 199_) to but excluding such current Payment
                              Date.   Except  as  otherwise provided  herein,
                              interest   will    be   distributed    on   the
                              Certificates in arrears  on each Payment  Date.
                              No interest will be paid on overdue interest.

                              Under certain circumstances described under "Description of the Certificates -- Interest Deferral," interest on the Certificates may be deferred. Certificateholders will not be entitled to any additional payment in respect of any such delay.

     Principal Distributions
     on the Certificates      To the extent described herein, the portion, if
                              any, of the principal  of the Certificates that
                              has  not   been  prepaid  as   described  under
                              "Mandatory  Prepayment  of  the Notes  and  the
                              Certificates"  will   be  distributed   on  the
                              Certificates  on  the Scheduled  Final  Payment
                              Date. If the principal of the Notes has become immediately due and payable in accordance with the Indenture upon the occurrence of an Event of Default, the principal of the Certificates will be distributed out of the net proceeds realized from the liquidation of the Underlying
                              Securities and other Assets, if any, to the extent available after the payment of all other obligations of the Issuer in accordance with the Priority of Payments (as defined herein)
                              (including any termination payment, if any, owed under the Swap Agreement, all principal and interest due on the Notes and all interest due on the Certificates).

     Mandatory
     Prepayment of
     the Certificates         The  principal  of  the  Certificates  will  be
                              subject to  prepayment as described  herein, in
                              whole or in  part, on each  __________________,
                              commencing  on   _____________  (the   "Initial
                              Certificate Prepayment Date"), on the basis of (state formula or index for determining amount of principal prepayments). Variations in the rate of prepayment of the Certificates may be significant. See "MANDATORY PREPAYMENT OF THE
                              NOTES AND THE CERTIFICATES" herein.

                              (In addition, the Certificates will be subject to the Mandatory Clean-up Call, the Underlying Securities Default Call and the Extraordinary Expense Call. See "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES -- Mandatory Clean-up Call," "-- Underlying Securities Default Call," and "-- Extraordinary Expense Call" herein.)

     Subordination of
     the Certificates         Distribution of  interest and principal  on the
                              Certificates will  be subordinated  in priority
                              of  payment to the  payment of expenses  of the
                              Issuer, (to amounts  owed by the Issuer  to the
                              Swap  Counterparty)  and   to  the  payment  of
                              interest and principal due on the Notes.

     Record Date for
     the Certificates         Payments on  the Certificates  will be  made to
                              the  Certificateholders   in  whose   name  the
                              Certificates were registered at the close of business on the Record Date.

     Denominations of
     the Certificates         The  Certificates  will  be  issued in  minimum
                              denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     Form, Registration
     and Transfer of
     the Certificates         The Certificates will be  represented by one or
                              more permanent global Certificates (the "Global
                              Certificates") in fully registered form without
                              coupons  registered in the name of a nominee of
                              DTC.   See "DESCRIPTION OF  THE CERTIFICATES --
                              Form, Denomination and Registration" herein.

                              Except in the limited circumstances described herein, Certificates in certificated form will not be issued in exchange for beneficial interests in the Global Certificate. See "Definitive Notes and Certificates."

                              Transfers   of   interests    in   the   Global
                              Certificates    are    subject    to    certain
                              restrictions.  See "Transfer Restrictions."

Limited Assets of
the Issuer                    The Notes  are debt obligations  of the  Issuer
                              and the Certificates represent interests in the
                              Issuer  only.   The Notes and  Certificates are
                              payable  solely  from  proceeds  of the  Assets
                              owned  by the Issuer.   None of  the Depositor,
                              (the  Swap  Counterparty,)   the  Trustee,  the
                              Indenture  Trustee,  the  Certificateholders or
                              any  of their affiliates or any other person or
                              entity will  be obligated  to make  payments on
                              the Notes or  the Certificates.   Consequently,
                              the holders of the Notes  and Certificates must
                              rely solely  on collections  in respect of  the
                              Assets   for   payments   on   the  Notes   and
                              distributions   on   the  Certificates.      If
                              collections in respect of the Assets net of any
                              amounts  owed  by  the   Issuer  (to  the  Swap
                              Counterparty under  the Swap Agreement)  and to
                              the  Indenture  Trustee  and  the  Trustee  are
                              insufficient   to   make   all   payments   and
                              distributions  due in respect  of the Notes and
                              the Certificates, there will be no other assets
                              of  the Issuer  available  for payment  of  any
                              shortfall  and,  following realization  of  the
                              Assets, any  obligation of  the  Issuer to  pay
                              such shortfall will be extinguished.   Any such
                              shortfall  will   be   borne   first   by   the
                              Certificateholders and then by the Noteholders.
                              (Due to the limited nature of the Assets of the
                              Issuer,  should   Extraordinary  Expenses   (as
                              defined  herein)   arise  in   excess  of   the
                              Counterparty Expense Limit (as defined herein),
                              the  Issuer  will  not  be  able  to  pay  such
                              expenses.  Accordingly, the Noteholders and the
                              Certificateholders   will   be    notified   if
                              Extraordinary Expenses  arise in excess  of the
                              Counterparty  Expense  Limit  less $__________.
                              In such  case,  unless  the  holders  of  Notes
                              evidencing 100% of the outstanding principal of
                              the Notes  provide the  Indenture Trustee  with
                              written direction not to prepay the  Notes, the
                              Notes and the  Certificates will become subject
                              to  mandatory  prepayment  as  described  under
                              "Mandatory Prepayment  of  the  Notes  and  the
                              Certificates    --     Extraordinary    Expense
                              Call." In such event, (the Swap Agreement will be terminated) and the Assets of the Issuer available for payment of the Notes and the Certificates will be limited as described in the preceding paragraph.)


Calculation Agent             _____________ will  serve as  calculation agent
                              (the "Calculation Agent") for the Issuer under the Indenture and the Trust Agreement (and in connection with the Swap Agreement.) See "THE
                              CALCULATION AGENT" herein.

(Swap Agreement               Under the Swap Agreement,  the Issuer will  pay
                              to  the Swap Counterparty  amounts equal to the
                              payments of  interest scheduled to  be received
                              on the Underlying Securities in accordance with
                              the terms  thereof net of certain  expenses and
                              the  Swap Counterparty  will pay to  the Issuer
                              amounts equal to  the interest  payable on  the
                              Notes and  the Certificates,  provided that  if
                              the Underlying Trust fails to make  any payment
                              on  the Underlying  Securities  to the  Issuer,
                              with  the result that  the Issuer is  unable to
                              make any  payment due to  be made by it  to the
                              Swap Counterparty under the Swap Agreement, the
                              Swap   Counterparty's   corresponding   payment
                              obligations under  the Swap  Agreement will  be
                              proportionately reduced in  accordance with the
                              terms  of   the  Swap  Agreement.     The  Swap
                              Agreement provides that payments thereunder are
                              to be reduced  in the event that  any amount of
                              interest  on   the  Underlying   Securities  is
                              deferred under the terms thereof, and increased in the event that such deferred interest is subsequently paid.

                              (If principal prepayments are not based on principal distributions on Underlying Securities, state how Swap Agreement or other Enhancement will provide funds for such principal prepayments.)

                              If a Swap Early Termination (as defined herein) occurs, the principal of the Notes will be declared or become immediately due and payable and the Indenture Trustee will be obligated to liquidate the Underlying Securities as described under "THE INDENTURE -- Liquidation of Underlying Securities and Eligible Investments" herein. In such event, the principal of the Certificates will be distributed out of the net proceeds realized from the liquidation of the Underlying
                              Securities, Eligible Investments and other Assets, if any, only to the extent available after the payment of all other obligations of the Issuer. In the event that the net proceeds of the liquidation of the Assets are not sufficient to make all payments due in respect of the Notes and Certificates and to pay the Issuer's other obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be applied in accordance with the Priority of Payments (as defined herein) and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders and the Certificateholders. See "THE SWAP AGREEMENT" herein).

Certain Income Tax
Consequences                  In  the opinion of  Brown & Wood  LLP ("Federal
                              Tax Counsel"),  for  U.S.  federal  income  tax
                              purposes, the Issuer will not be an association
                              or  publicly  traded partnership  taxable  as a
                              corporation, the Notes will be  treated as debt
                              and  the   Certificates  will  be   treated  as
                              interests  in a partnership  to the extent they
                              are  held by  more  than one  person.   To  the
                              extent that  the Certificates are  held by  one
                              person, the Issuer will  be disregarded and the
                              holder of the  Certificates will be  treated as
                              directly  owning the  Issuer's assets  for U.S.
                              federal  income tax  purposes.   An  opinion of
                              counsel is not binding on the  Internal Revenue
                              Service  (the "IRS") and it is possible the IRS
                              could   disagree.       Each   Noteholder   and
                              Certificateholder, by the acceptance of a  Note
                              or Certificate, will  agree to treat  the Notes
                              as indebtedness  for federal,  state and  local
                              income  and  franchise  tax  purposes.     Each
                              Certificateholder for federal,  state and local
                              tax  purposes  by acceptance  of  a Certificate
                              will  agree   to  treat  the   Certificates  as
                              interests  in  a  partnership, or  if  all  the
                              Certificates  are  held  by   one  person,  the
                              Certificateholder will agree to treat itself as
                              owning the  Issuer's assets.   See "Income  Tax
                              Considerations" and "State Tax Considerations" herein.

ERISA Generally, employee benefit plans that are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), are permitted to purchase instruments like the Notes that are debt under applicable state law and have no "substantial equity features" without reference to the prohibited transaction requirements of ERISA and the Code if the obligor is not a party in interest with respect to such plan. The Issuer expects that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. Any plan fiduciary considering whether to purchase the Notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code and the availability of any exemptions with respect to the purchase and holding of the Notes.

                              Under current law the purchase and holding of the Certificates by or on behalf of any employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code may result in a "prohibited transaction" within the meaning of ERISA and/or the Code. Consequently, Certificates may not be transferred to a proposed transferee that is a plan subject to ERISA or that is described in
                              Section 4975(e)(1) of the Code, or a person acting on behalf of any such plan or using the
                              assets   of    such   plan.       See    "ERISA
                              CONSIDERATIONS" herein.

Rating It is a condition to the issuance of the Notes that they be rated "___" by ____________ and "___" by _______ (each, a Rating Agency). It is a condition to the issuance of the Certificates that they be rated "____" by ______ and "____" by ___. The ratings of the Notes and the Certificates by the Rating Agencies address the likelihood of the full and timely payment of principal and interest on the Notes and Certificates, respectively. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such Rating Agency if, in its judgment, circumstances ((including, without limitation, the rating of the Swap Counterparty)) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes and Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                                 RISK FACTORS

     An investment in the Securities involves certain risks. Prospective investors should carefully consider the following factors, in addition to the factors set forth under "Risk Factors" in the Prospectus and the matters set forth elsewhere in this Prospectus Supplement, prior to investing in the Securities.

     Limited Liquidity. There is currently no secondary market for the Securities. While the Underwriter intends to make a market in the Notes and the Certificates upon their issuance, it is under no obligation to do so. There can be no assurance that any secondary market for any of the Securities will develop, or, if a secondary market does develop, that it will provide the holders of such Securities with liquidity of investment or that it will continue for the life of such Securities.

     Limited Assets of the  Issuer.  The Notes are obligations  of the Issuer only and the Certificates represent interests in the Issuer only and the Notes and Certificates are payable solely from proceeds of the Assets owned by the Issuer. None of the Depositor, (the Swap Counterparty,) the Certificateholders, the Underwriter or any of their affiliates or any other person or entity will be obligated to make payments on the Notes, the Certificates or the Underlying Securities. Consequently, the holders of the Notes and Certificates must rely solely on collections in respect of the Assets for payments on the Notes and distributions on the Certificates. If collections in respect of the Assets net of any amounts owed by the Issuer (to the Swap Counterparty,) the Indenture Trustee and the Owner Trustee are insufficient to make all payments and distributions due in respect of the Notes and the Certificates, there will be no other assets of the Issuer available for payment of any shortfall and, following realization of the Assets, any obligation of the Issuer to pay such shortfall will be extinguished. Any such shortfall will be borne first by the Certificateholders and secondly by the Noteholders.

     (Due to  the  limited  nature  of  the  Assets  of  the  Issuer,  should
Extraordinary Expenses (as defined herein) arise in excess of the Counterparty Expense Limit, the Issuer will not be able to pay such expenses. Accordingly, the Noteholders and the Certificateholders will be notified if Extraordinary Expenses arise in excess of the Counterparty Expense Limit less $______. In such case, unless the holders of Notes evidencing 100% of the outstanding principal of the Notes provide the Indenture Trustee with written direction not to prepay the Notes, the Notes and the Certificates will become subject to mandatory prepayment as described under "Mandatory Prepayment of the Notes and the Certificates -- Extraordinary Expense Call." In such event, the Swap Agreement will be terminated and the Assets of the Issuer available for payment of the Notes and the Certificates will be limited as described in the preceding paragraph.)

     (The Swap Agreement. The purchase of Securities involves risks associated with the Swap Agreement and the Swap Counterparty. If the Swap
Counterparty fails to make payments due to the Issuer under the Swap Agreement, (or if the Swap Counterparty reduces its payments as described under "THE SWAP AGREEMENT -- Taxation" herein,) the Issuer will be unable to meet its obligations in respect of the Notes and Certificates. The Swap Agreement may be terminated in accordance with its terms upon the occurrence of a Swap Default or Termination Event (each as defined herein).

     Upon any such early termination of the Swap Agreement, the Issuer or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement; (state whether there are circumstances where no termination payment will be payable). Any such termination payment could, if interest rates have changed significantly, be substantial.

     If a Swap Early Termination occurs, the principal of the Notes will be declared or become immediately due and payable and the Indenture Trustee will be obligated to liquidate the Underlying Securities and Eligible Investments, if any, as described under "The Indenture -- Liquidation of Underlying Securities." In any such event, the ability of the Issuer to pay principal and interest on the Notes and Certificates will depend (a) on the price at which the Underlying Securities and Eligible Investments, if any, are liquidated, (b) on the amount of the termination payment (if any) which may be due to the Swap Counterparty from the Issuer under the Swap Agreement and
(c) on the amount of the termination payment, if any, which may be due to the Issuer from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the Assets are not sufficient to make all payments due in respect of the Notes and Certificates and for the Issuer to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be applied in accordance with the Priority of Payments and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders and the Certificateholders. See "PRIORITY OF PAYMENTS" herein.)

     Underlying Securities. The Underlying Securities represent interests in the Underlying Trust only and do not represent interests in or obligations of the Underlying Transferor or any affiliate of the Underlying Transferor. (If the Underlying Trust fails to make payments due to the Issuer under the Underlying Securities on the due date therefor, the Swap Agreement may be terminated. In such event, the principal of the Notes will become due and payable immediately and the Assets of the Issuer available for payment of the Notes and Certificates will be limited as described above under " -- Limited Assets of the Issuer.") See "THE UNDERLYING SECURITIES" herein.

     Maturity Assumptions and Early Prepayment Risk. The principal of the Notes will be prepaid as described herein, in whole or in part, on ____________ and the principal of the Certificates will be distributed on
_____________ on the basis of (state formula or index and discuss related maturity assumptions, yield considerations and prepayment risk factors).

     Reinvestment Risk. As described herein, the rate of prepayment of the Securities depends on a number of factors, (including the Mandatory Clean-up
Call). Accordingly, it is not possible to predict the rate at which the Securities will be redeemed. Moreover, since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Securities will be able to reinvest the payments thereon at yields equalling or exceeding the yield on such Securities. It is possible that yields on such reinvestments will be lower, and may be significantly lower, than the yield on the Securities. Investors in the Securities should consider the related reinvestment risk in light of other investments that may be available to such investors.

     Subordination of the Certificates. Distributions of principal and interest on the Certificates will be subordinated in priority of payment to the payment of expenses of the Issuer, to amounts owed by the Issuer to the Swap Counterparty and to the payment of principal and interest due on the Notes. Consequently, the Certificateholders will not receive any distributions of principal or interest with respect to a Payment Date until amounts owed by the Issuer to the Swap Counterparty on such Payment Date and the full amount of principal and interest due on the Notes on such Payment Date are paid in full. See "PRIORITY OF PAYMENTS" herein.

     (Potential Conflicts of Interest. Because the Calculation Agent is (the Swap Counterparty), potential conflicts of interest may exist between the Calculation Agent and the holders of Notes and Certificates. The Calculation Agent is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.)

     Rating of the Securities. The Notes will be rated "___" by ______ and "___" by ___ and the Certificates will be rated "___" by Moody's and "___" by S&P (each of ___ and ______ being hereinafter referred to as a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities by the Rating Agencies address the likelihood of the full and timely payment of principal and interest on the Securities. However, a Rating Agency does not evaluate, and the ratings of the Securities do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances ((including, without limitation, the rating of the Swap Counterparty)) in the future so warrant.

                                  THE ISSUER

     The Issuer will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Underlying
Securities and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and distributions on the Certificates, (iv) (entering into the Swap Agreement) and (v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Issuer's principal offices are in Wilmington, Delaware in care of ___________ as Trustee, at the address listed below under "The Owner Trustee."

     The Issuer is not a subsidiary or affiliate of or otherwise related to the Bank or the Underlying Trust. The Underlying Trust and the Bank are not involved in the offering of the Securities or the preparation of this Prospectus Supplement. The Bank and the Underlying Trust will not receive any of the proceeds of the offering of the Securities, and the Bank and the Underlying Trust are not responsible for, nor have they participated in the determination of the timing of, prices for or quantities of, the Securities.


                           DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture. The following summaries describe certain terms of the Notes and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. See "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" and "PRIORITY OF PAYMENTS" herein and "DESCRIPTION OF THE NOTES - The Indenture" in the Prospectus for a summary of additional terms of the Indenture.

STATUS AND SECURITY

     The Notes  will be debt obligations of  the Issuer, secured as described
below.   The Notes will be senior in right of payment on each Payment Date to the Certificates.

     Under the terms of the Indenture, the Issuer will grant to the Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparty, a security interest in certain assets of the Issuer to secure the Issuer's obligations under the Indenture and the Notes. The assets subject to the security interest of the Indenture will consist of (i) the Underlying Securities, (ii) the Collection Account, (iii) (the Issuer's rights under the Swap Agreement (for the benefit of the Noteholders only)) and (iv) all proceeds of the foregoing (collectively, the "Assets").

     Payments of interest and principal on the Notes will be made solely from the proceeds of the Assets, in accordance with the priorities described under "PRIORITY OF PAYMENTS" herein.

INTEREST

     Interest on the principal balances of the Notes will accrue at a rate per annum equal to ___% (or state formula), (calculated on the basis of a 360-day year consisting of twelve 30-day months) (the "Note Accrual Rate"). Interest will accrue with respect to each Payment Date during the _________ period beginning on the __th day of __________ (or on the Closing Date in the case of the first Payment Date) and ending on the __th day of ___________ (each, an "Interest Accrual Period").

     Interest will be payable to Noteholders in arrears on each Payment Date. "Payment Date" means the __th day of each __________ or, if such day is not a Business Day, the next succeeding Business Day, commencing on ______ __, 199_. A failure to pay interest due on the Notes on any Payment Date, which failure continues for five Business Days, constitutes an Event of Default (as defined herein) under the Indenture, provided that if interest on the Notes is deferred in accordance with the provisions described under "Description of the Notes--Interest Deferral," such deferred interest will not be considered to be "due" until the Payment Date following the date when the related deferred interest on the Underlying Securities is received by the Issuer. A "Business Day" is any day other than a Saturday or Sunday or another day on which banking institutions in New York, New York or the city in which the corporate trust office of the Owner Trustee or the Indenture Trustee is located are authorized or obligated by law, regulations or executive order to be closed.

     Under certain circumstances described herein under "DESCRIPTION OF THE NOTES - Interest Deferral," interest on the Notes may be deferred. Noteholders will not be entitled to any additional payment in respect of any such delay.

INTEREST DEFERRAL

     If any amount of interest which would otherwise be payable on the Underlying Securities on any payment date for such Underlying Securities is deferred under the terms and conditions thereof, interest otherwise due in respect of the Notes on the following Payment Date will be deferred in the same proportion as the proportion that the deferred interest on such Underlying Securities represents of the aggregate interest otherwise due on the payment date for the Underlying Securities next preceding such Payment Date (as determined by the Calculation Agent (in accordance with the Swap Agreement)). Any such deferred interest on the Notes will become payable on the Payment Date following the date when the related deferred interest on the Underlying Securities is received by the Issuer. Noteholders will not be entitled to any additional payment in respect of any such delay.

PRINCIPAL

     The portion, if any, of the principal of the Notes that has not been prepaid as described under "Mandatory Prepayment of the Notes and the Certificates" will mature on the Scheduled Final Payment Date. However, if an Event of Default occurs under the Indenture (other than an Event of Default that constitutes a Swap Early Termination) the Indenture Trustee may and, at the written request of the holders of a majority of the principal of the Notes, will declare the Notes immediately due and payable, (subject to the prior written consent of the Swap Counterparty under certain circumstances. If a Swap Early Termination occurs, the entire unpaid principal amount of the Notes will become immediately due and payable automatically.)

MANDATORY PREPAYMENT

     Beginning on _______________ and on each ____________ thereafter until the principal amount of the Notes is paid in full, the Issuer will prepay a pro rata portion of the then outstanding principal amount of each Note (which prepayment may range from (_____)% to (_____)% of such outstanding principal amount) on the basis of calculations described herein under "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES -- Prepayment." (The Notes are also subject to the Mandatory Clean-up Call, the Underlying Securities Default Call and the Extraordinary Expense Call (each as defined under "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" herein).)

PAYMENTS

     Payments on the Notes will be made by the Indenture Trustee on each Payment Date to persons in whose names the Notes are registered on the Record Date. The final payment in retirement of a Note will be made only upon surrender of the Note to the Indenture Trustee at the office thereof specified in the notice to Noteholders of such final payment. Notice will be mailed prior to the Payment Date on which the final payment of principal and interest on a Note is expected to be made to the holder thereof.

FORM, DENOMINATION AND REGISTRATION

     The Notes will be represented by one or more Global Notes. Investors may hold their interests in the Global Note directly through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Global Note will be registered in the name of a nominee of DTC.

     Except in the limited circumstances described under "CERTAIN INFORMATION REGARDING THE SECURITIES - Definitive Securities" in the Prospectus owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. The Notes are not issuable in bearer form.

     The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.


                       DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain terms of the Certificates and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. See "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" and "PRIORITY OF PAYMENT" herein and "THE TRUST AGREEMENT" in the Prospectus for a summary of additional terms of the Trust Agreement.

INTEREST

     Interest will accrue on the unpaid principal amount of the Certificates from the Closing Date at a rate per annum equal to (state rate or formula therefor), calculated on the basis of (the actual number of days in each Certificate Interest Accrual Period divided by 360) (the "Certificate Accrual Rate"). The Certificate Accrual Rate for the first Certificate Interest Accrual Period will be (_____)% per annum. "Certificate Interest Accrual Period" means, with respect to any Payment Date, the period from and including the preceding Payment Date (in the case of the first Payment Date, from and including ________ __, 199_) to but excluding such current Payment Date. No interest will be paid on overdue interest.

     Under certain circumstances described herein under "DESCRIPTION OF THE CERTIFICATES -- Interest Deferral," interest on the Certificates may be deferred. Certificateholders will not be entitled to any additional payment in respect of any such delay.

     Interest on the principal balance of the Certificates will be distributed __________ in arrears on each Payment Date to the extent funds are available for such distribution in accordance with the priority described under "Priority of Payments."

INTEREST DEFERRAL

     If any amount of interest which would otherwise be payable on the Underlying Securities on any payment date for such Underlying Securities is deferred under the terms and conditions thereof, interest otherwise due in respect of the Certificates on the following Payment Date will be deferred in the same proportion as the proportion that the deferred interest on such Underlying Securities represents of the aggregate interest otherwise due on the payment date for the Underlying Securities next preceding such Payment Date (as determined by the Calculation Agent (in accordance with the Swap Agreement)). Any such deferred interest on the Certificates will become payable on the Payment Date following the date when the related deferred interest on the Underlying Securities is received by the Issuer. Certificateholders will not be entitled to any additional payment in respect of any such delay.

PRINCIPAL

     To the extent funds are available for such distribution in accordance with the priority described under "Priority of Payments," the portion, if any, of the principal of the Certificates that has not been prepaid as described under "Mandatory Prepayment of the Notes and the Certificates" will be distributed on the Certificates on the Scheduled Final Payment Date. If the Notes have been declared immediately due and payable in accordance with the Indenture upon the occurrence of an Event of Default, the principal of the Certificates will be distributed out of the net proceeds realized from the liquidation of the Underlying Securities and other Assets, if any, to the extent available after the payment of all other obligations of the Issuer in accordance with the Priority of Payments (including (any termination payment, if any, owed under the Swap Agreement), all principal and interest due on the Notes and all interest due on the Certificates).

MANDATORY PREPAYMENT

     Beginning on each _____________ thereafter until the principal amount of the Certificates is paid in full, the Issuer will distribute a pro rata portion of the then outstanding principal amount of each Certificate (which prepayment may range from (____)% to (_____)% of such outstanding principal amount) on the basis of calculations described herein under "MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES" to the extent funds are available for such distribution in accordance with the priority described under "Priority of Payments." (The Certificates are also subject to the Mandatory Clean-up Call, the Underlying Securities Default Call and the Extraordinary Expense Call (each as defined under "Mandatory Prepayment of the Notes and the Certificates").)

SUBORDINATION

     Distributions of principal and interest on the Certificates will be subordinated in priority of payment to the payment of expenses of the Issuer, to amounts owed by the Issuer to the Swap Counterparty and to the payment of principal and interest due on the Notes. Consequently, the Certificateholders will not receive any distributions of principal or interest with respect to a Payment Date until (amounts owed by the Issuer to the Swap Counterparty on such Payment Date and) the full amount of principal and interest due on the Notes on such Payment Date are paid in full. See "PRIORITY OF PAYMENTS" herein.

DISTRIBUTIONS

     Distributions of principal and interest will be paid to the Certificateholders pro rata in accordance with the percentage interest of the aggregate principal amount of the Certificates represented by their respective Certificates.

     Pursuant to an administration agreement entered into between the Trust, the Indenture Trustee, ________________________ as administrator (the "Administrator") and the Owner Trustee (the "Administration Agreement"), interest and principal distributions (including prepayments of principal as described under "Mandatory Prepayment of the Notes and the Certificates") on the Certificates will be made on behalf of the Owner Trustee by the Administrator on the Payment Date to persons in whose names the Certificates are registered on the Record Date. The final distribution in retirement of a Certificate will be made only upon surrender of the Certificate to the Owner Trustee at the office thereof specified in the notice to Certificateholders of such final payment. Notice will be mailed prior to the Payment Date on which the final distribution of principal and interest on a Certificate is expected to be made to the holder thereof.

FORM, DENOMINATION AND REGISTRATION

     The Certificates will be represented by one or more Global Certificates. Investors may hold their interests in the Global Certificate directly through DTC if they are DTC participants, or indirectly through organizations (other than CEDEL, Euroclear or their respective nominees) which are DTC participants. The Global Certificate will be registered in the name of a nominee of DTC.

     Except in the limited circumstances described under "Certain Information Regarding the Securities--Definitive Securities," owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of certificated Certificates. The Certificates are not issuable in bearer form.

     The Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

TERMINATION

     All obligations of the Issuer and the Owner Trustee created by the Trust Agreement will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them, if any, pursuant to the Trust Agreement (and distribution to the Swap Counterparty of all amounts required to be distributed to it pursuant to the Swap Agreement).

            MANDATORY PREPAYMENT OF THE NOTES AND THE CERTIFICATES


PREPAYMENT

     Beginning on ______________ and on each _____________ thereafter until the principal amount of the Notes is paid in full, the Issuer will prepay a pro rata portion of the then outstanding principal amount of each Note (which prepayment may range from (______)% to (______)% of such outstanding principal amount) on the basis of (state formula or index for determining principal prepayments).

     Calculation of Prepayment Amounts. (Describe how principal prepayments are calculated).


(MANDATORY CLEAN-UP CALL

     If the aggregate outstanding principal amount of the Notes immediately after any Payment Date would be less than 10% of the aggregate original principal amount of the Notes, the Issuer will prepay the entire remaining principal amount of the Notes and the Certificates on such Payment Date at a prepayment price equal to 100% of the outstanding principal of the Notes and the Certificates (the "Mandatory Clean-up Call").)

(UNDERLYING SECURITIES DEFAULT CALL

     If (i) there is a payment default (other than deferral of interest only, in accordance with the terms of the Underlying Securities), in respect of the Underlying Securities, including any payment default occurring during or at the completion of any rapid amortization period applicable to the Underlying Securities, or (ii) the principal amount of the Underlying Securities and accrued interest thereon has not been repaid in full (other than by reason of any deduction or withholding for or on account of tax) upon the final payment in respect thereof, whether during any rapid amortization period or otherwise (any of the events described in clauses (i) or (ii) are hereafter referred to as an "Underlying Securities Default"), then all of the Notes and the Certificates will be subject to mandatory prepayment (the "Underlying Securities Default Call") on the next Payment Date that is at least ten Business Days after the Indenture Trustee has received written notice of the occurrence of the event giving rise to such Underlying Securities Default Call at a prepayment price equal to the Note Early Prepayment Price, in the case of each Note, or the Certificate Early Prepayment Price, in the case of each Certificate.

     The "Note Early Prepayment Price" in respect of each Note will equal the lesser of:

     (i) its Pro Rata Share of (A) the proceeds of the liquidation of the Assets minus (B) the sum of (1) (any termination payment owed by the Issuer to the Swap Counterparty under the Swap Agreement) and (2) any other unpaid expenses incurred by the Issuer (including Trustee Expenses); and

     (ii) 100% of the outstanding principal amount of such Note plus accrued interest thereon.

     The "Certificate Early Prepayment Price" in respect of each Certificate will equal the lesser of:

     (i) its Pro Rata Share of (A) the proceeds of the liquidation of the Assets minus (B) the sum of (1) (any termination payment owed by the Issuer to the Swap Counterparty under the Swap Agreement), (2) any other unpaid expenses incurred by the Issuer (including Trustee Expenses) and (3) the outstanding principal amount of the Notes plus accrued interest thereon; and

     (ii) 100% of the outstanding principal amount of such Certificate plus accrued interest thereon.

     "Pro Rata Share" means (i) with respect to any Note, the percentage obtained by dividing the outstanding principal amount of such Note by the outstanding principal amount of all of the Notes and (ii) with respect to any Certificate, the percentage obtained by dividing the outstanding principal amount of such Certificate by the outstanding principal amount of all of the Certificates.

     In the event of an Underlying Securities Default Call, (the Swap Agreement will terminate and) the Indenture Trustee will liquidate the Underlying Securities and other Assets, if any, in compliance with the Indenture. Upon such liquidation, there can be no assurance that the Note Early Prepayment Price applicable to a Note will equal the outstanding principal amount of such Note plus accrued interest thereon or that the Certificate Early Prepayment Price applicable to a Certificate will equal the outstanding principal amount of such Certificate plus accrued interest thereon. See "RISK FACTORS -- Limited Assets of the Issuer" and "Priority of Payments" herein).

(EXTRAORDINARY EXPENSE CALL

     The Swap Agreement provides that the first $__________ (the "Counterparty Expense Limit") of Extraordinary Expenses (as defined herein) incurred by the Issuer will be deducted from the payments to be made by the Issuer to the Swap Counterparty under the Swap Agreement and that the Swap Counterparty will not reduce its payments under the Swap Agreement as a result of such deduction. The Counterparty Expense Limit may be increased at the sole discretion of the Swap Counterparty. At such time as the Issuer has incurred Extraordinary Expenses in an aggregate amount at least equal to $________ (or, if the Counterparty Expense Limit has been increased, in an amount at least equal to such increased limit less $________), the Indenture Trustee will give notice to the Noteholders and the Administrator will give notice to the Certificateholders that such expenses have been incurred. Unless the holders of Notes evidencing 100% of the outstanding principal of the Notes provide the Indenture Trustee with written direction not to prepay the Notes within 14 days of such notice, then all of the Notes and the Certificates will be subject to mandatory prepayment (the "Extraordinary Expense Call") on the next Payment Date that is at least ten Business Days after the expiration of such 14 day period at a prepayment price equal to the Note Early Prepayment Price, in the case of each Note, or the Certificate Early Prepayment Price, in the case of each Certificate. In the event of an Extraordinary Expense Call, the Swap Agreement will terminate and the Indenture Trustee will liquidate the Underlying Securities and other Assets, if any, in compliance with the Indenture. Upon such liquidation, there can be no assurance that the Note Early Prepayment Price applicable to any Note will equal the outstanding principal amount of such Note plus accrued interest thereon or that the Certificate Early Prepayment Price applicable to any Certificate will equal the outstanding principal amount of such Certificate plus accrued interest thereon. See "RISK FACTORS -- Limited Assets of the Issuer" herein.

     The Indenture provides that the Indenture Trustee will not incur Extraordinary Expenses that would cause the aggregate Extraordinary Expenses to exceed the Counterparty Expense Limit unless 100% of the Noteholders consent to provide indemnification for such Extraordinary Expenses. The Trust Agreement provides that the Owner Trustee will not incur Extraordinary Expenses that would cause the aggregate Extraordinary Expenses to exceed the Counterparty Expense Limit unless 100% of the Certificateholders consent to provide indemnification for such Extraordinary Expenses.)

NOTICE OF PREPAYMENT

     Except in the case of an Underlying Securities Default Call or an Extraordinary Expense Call, no notice of prepayment will be given to the Noteholders or the Certificateholders.

                             PRIORITY OF PAYMENTS

     The Indenture Trustee will apply all monies received by it under the Indenture, including proceeds of the Underlying Securities, proceeds of Eligible Investments, (payments made by the Swap Counterparty to the Issuer under the Swap Agreement), amounts realized by the Indenture Trustee upon the sale or other liquidation of Underlying Securities or Eligible Investments and proceeds of any other property included in the Trust Estate in the following order of priority (the "Priority of Payments"):

     (i) in payment or satisfaction of any Extraordinary Expenses up to the Counterparty Expense Limit and any Ordinary Expenses;

     (ii) (to the Swap Counterparty in payment of amounts due under the Swap Agreement);

     (iii)     in payment of any other Extraordinary Expenses;

     (iv) to Noteholders in payment of amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind;

     (v) to Noteholders in payment of amounts due and unpaid on the Notes for principal, by reason of mandatory prepayment or otherwise, ratably, without preference or priority of any kind;

     (vi) to the Administrator or the Owner Trustee to be distributed to the Holders of the Certificates as a distribution of interest then payable on the Certificates, ratably, without preference or priority of any kind; and

     (vii) to the Administrator or the Owner Trustee to be distributed to the Holders of the Certificates as a distribution of principal then payable on the Certificates by reason of mandatory prepayment or otherwise, ratably, without preference or priority of any kind.

     The following capitalized words and phrases will have the following meanings in connection with the Priority of Payments:

     "Eligible Investments": An investment shall be an Eligible Investment if: (1) (A) it is an U.S. dollar denominated bond, debenture, note or other investment or security evidencing debt which: (i) has an original maturity of less than 364 days; and (ii) has ratings of "A-1+" from Standard & Poor's and "P-1" from Moody's at the time of investment; or (B) it is any bond, debenture, note or other investment or security evidencing debt not referred to in (A) if the Indenture Trustee has been provided with a letter from Moody's and Standard & Poor's to the effect that investment in such bond, debenture, note or other investment or security will not adversely affect the ratings on the Notes and the Certificates and (2) it is purchased at a price no greater than par plus accrued interest, if any. Eligible Investments may include, without limitation, those investments for which the Indenture Trustee, the Owner Trustee or an affiliate thereof provides services.

     "Extraordinary Expenses": (a) All costs, charges and expenses incurred by the Issuer in connection with the issue of the Notes or Certificates or otherwise relating to the Notes or Certificates that do not constitute Ordinary Expenses and (b) all Trustee Expenses.

     "Ordinary Expenses": (i) All costs, charges and expenses incurred by the Issuer in connection with the issue of the Notes and Certificates that were incurred or were reasonably quantifiable or could reasonably be anticipated on or before __________ and (ii) all customary ongoing expenses of the Issuer, but excluding, without limitation, (a) any expenses incurred by the Issuer resulting from legal actions against the Issuer, the Indenture Trustee, the Administrator or the Owner Trustee, and (b) any costs, charges or expenses incurred by the Owner Trustee, the Indenture Trustee or the Administrator.

     "Trustee Expenses": Any fees, expenses or amounts properly incurred by the Indenture Trustee or the Note Registrar in connection with their actions under the terms of the Indenture, by the Owner Trustee or the Certificate Registrar in connection with their actions under the terms of the Trust Agreement, and by the Administrator in connection with its actions under the terms of the Administration Agreement but excluding any fees, expenses or amounts incurred by the Indenture Trustee, the Note Registrar, the Owner Trustee, the Certificate Registrar or the Administrator that were incurred or were reasonably quantifiable or could reasonably be anticipated on or before the Closing Date.

     "Trust Estate": The Assets of the Issuer pledged by the Issuer to the Indenture Trustee to secure the Notes (and the Swap Agreement).


                                THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. See "DESCRIPTION OF THE NOTES" herein for a summary of certain additional terms of the Indenture.

COLLECTION ACCOUNT; INVESTMENT

     All distributions on the Underlying Securities and Eligible Investments, if any, (and each payment received by the Indenture Trustee under the Swap Agreement) will be deposited in the Collection Account upon receipt. The Indenture Trustee will hold such moneys for the benefit of holders of the Notes and the Swap Counterparty. In the event that distributions of principal or interest are received on the Underlying Securities prior to the date such principal or interest distributions are needed to make interest payments or mandatory prepayments of principal on the Notes and Certificates, such amounts will be held by the Indenture Trustee on deposit in the Collection Account and will be invested by the Indenture Trustee in Eligible Investments at the direction of (the Swap Counterparty. See "THE SWAP AGREEMENT -- Early Amortization of the Underlying Securities" herein).

COLLECTION OF DISTRIBUTIONS ON UNDERLYING SECURITIES

     All distributions on the Underlying Securities and Eligible Investments, if any, will be made directly to the Indenture Trustee. The obligation of the Issuer to make payments on the Notes is limited to distributions on the Underlying Securities and Eligible Investments, if any, (and payments received pursuant to the Swap Agreement) which were actually received by it. However, if the Indenture Trustee has not received a distribution with respect to the Underlying Securities by the fifth Business Day after the date on which such distribution was due and payable pursuant to the terms of such Underlying Securities, the Indenture will require the Indenture Trustee, subject to the following sentence, to take such actions as may be directed by (the Swap Counterparty including taking such legal action as the Swap Counterparty deems appropriate under the circumstances), and prosecuting any claims in connection therewith. In the event that the Indenture Trustee reasonably believes that there may not be sufficient funds available to reimburse it for its projected legal fees and expenses in accordance with the Priority of Payments, the Indenture Trustee will notify the Noteholders (and the Swap Counterparty) that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the Noteholders (or the Swap Counterparty.)

LIEN OF INDENTURE TRUSTEE

     The Indenture Trustee will have a lien ranking senior to that of the Noteholders upon all funds held or collected as part of the Assets to secure payment of amounts payable to the Indenture Trustee pursuant to the Indenture.

EVENTS OF DEFAULT

     With respect to the Notes, an "Event of Default" under the Indenture will consist of: (i) a default for five Business Days or more in the payment of any interest on any Note when the same becomes due and payable; provided that if interest on the Notes is deferred in accordance with the provisions described under "Description of the Notes -- Interest Deferral," such deferred interest will not be considered "due and payable" within the meaning of this clause (i) until the Payment Date following the date when the related deferred interest on the Underlying Securities is received by the Issuer;
(ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable by reason of mandatory prepayment or otherwise; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Indenture Trustee (or the Swap Counterparty) or to the Issuer, (the Swap Counterparty) and the Indenture Trustee by the holders of at least 25% of the outstanding principal of the Notes; (iv) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty was incorrect not having been cured within 30 days after notice thereof is given to the Issuer by the Indenture Trustee (or the Swap Counterparty) or to the Issuer, (the Swap Counterparty) and the Indenture Trustee by the holders of at least 25% of the outstanding principal of the Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer, or (vi) (the occurrence of a Swap Early Termination).

RIGHTS UPON EVENT OF DEFAULT

     If there is an Event of Default with respect to the Notes due to late payment or nonpayment of interest due on the Notes, additional interest will accrue on such unpaid interest at the interest rate on the Notes (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest will be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on the Notes, interest will continue to accrue on such principal at the interest rate on the Notes until such principal is paid.

     If an Event of Default ((other than an Event of Default that constitutes a Swap Early Termination)) should occur and be continuing with respect to the Notes, the Indenture Trustee may and, at the written request of the holders of a majority of the principal of the Notes then outstanding, will declare the principal of the Notes to be immediately due and payable, (subject to the prior written consent of the Swap Counterparty under certain circumstances.) Such declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding principal of the Notes then outstanding, (subject to the prior written consent of the Swap Counterparty). (If a Swap Early Termination occurs, the entire unpaid principal amount of the Notes will become immediately due and payable automatically.)

     If an Event of Default has occurred and is continuing (other than a Swap Early Termination), the Indenture Trustee may institute proceedings to collect amounts due or foreclose on property of the Issuer, exercise remedies as a secured party, sell the Underlying Securities or elect to have the Trust maintain possession of the Underlying Securities and continue to apply collections on the Underlying Securities; (provided, however, that if the Swap Counterparty has given instructions to the Indenture Trustee with respect to such proceedings, remedies or actions, and no Swap Default as to which the Swap Counterparty is the defaulting party or Termination Event as to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement) shall have occurred, the Indenture Trustee will follow such instructions). If an Event of Default due to (a Swap Early Termination occurs or) an Underlying Securities Default Call or an Extraordinary Expense Call occurs, the Indenture Trustee is required to liquidate the Underlying Securities in compliance with the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes (or the Swap Counterparty), if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to certain limitations contained in the Indenture, (if a Swap Default as to which the Swap Counterparty is the defaulting party or a Termination Event as to which the Swap Counterparty is the sole Affected Party shall have occurred), the holders of a majority of the outstanding principal of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee. (With the prior written consent of the Swap Counterparty,) the holders of a majority of the principal of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except (i) a default in the payment of principal or interest, (ii) a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding principal of the Notes (or (iii) the occurrence of a Swap Early Termination.)

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% of the outstanding principal of the Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity satisfactory to the Indenture Trustee, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority of the outstanding principal of the Notes.

      In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuer or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law in connection with the Notes, [the Swap Agreement], the Indenture, the Trust Agreement or any related agreement.

     With respect to the Issuer neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees, nor any holder of a Certificate representing an ownership interest in the Issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.

LIQUIDATION OF UNDERLYING SECURITIES

     On or prior to the 5th Business Day prior to any date set for prepayment of the Notes and Certificates in the case of an Underlying Securities Default Call or an Extraordinary Expense Call and as soon as is practicable in the case of any acceleration of the principal of the Notes, the Indenture Trustee will liquidate the Underlying Securities and Eligible Investments, if any, in compliance with the Sale Procedures. The settlement of the liquidation will occur no earlier than the second and no later than the first Business Day prior to the date set for prepayment [or the Early Termination Date of the Swap Agreement, as applicable]. "Sale Procedures" means that the Indenture Trustee on behalf of the Issuer will (i) sell the Underlying Securities and Eligible Investments (other than Eligible Investments described in clause
(ii) below), to the highest bidder of not less than the solicited bidders for such Underlying holder's option by exercising such option no earlier than the second and no later than the first Business Day prior to the date set for prepayment [or the Early Termination Date of the Swap Agreement, as applicable]. The bidders may include the Depositor [or the Swap Counter-party] or affiliates thereof, provided however, that neither the Depositor [nor the Swap Counterparty], nor any of their affiliates are obligated to bid, and which bidders need not be limited to recognized broker dealers. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting bids to purchase the Underlying Securities and Eligible Invest-ments, if any.

     The Issuer may not engage in any activity other than as specified under "The Issuer" herein. The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Trust Agreement and the Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of the Notes, (and any amounts due to the Swap Counterparty).

VOTING RIGHTS

     At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. The Indenture Trustee and/or its affiliates may receive compensation in connection with the Indenture Trustee's investment of Assets in certain Eligible Investments as provided in the Indenture.

     All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Indenture Trustee under the Indenture.


                             THE TRUST AGREEMENT

     The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. See "DESCRIPTION OF THE CERTIFICATES" herein and "THE TRUST AGREEMENT" in the Prospectus for a summary of certain additional terms of the Trust Agreement.

COLLECTION OF DISTRIBUTIONS ON UNDERLYING SECURITIES

     The Underlying Securities will be assets of the Trust. All distributions thereon will be made directly to the Indenture Trustee. Pursuant to the Administration Agreement, distributions on the Certificates will be made to Certificateholders by the Administrator acting on behalf of the Owner Trustee.

EXERCISE OF REMEDIES

     The Trust Agreement provides that until all  the Notes have been paid
in full,  the   Indenture  Trustee  will   take  all  actions  to   collect
any distributions due on the Underlying Securities or to exercise remedies pursuant to the Indenture, subject to certain conditions set forth in the Indenture.

     The  Owner  Trustee   and  the  Certificateholders,  by   accepting
the Certificates, will covenant  that they will not at any time institute
against the  Issuer  or  the  Depositor   any  bankruptcy,  reorganization
or other proceeding under any federal or state bankruptcy or similar law in connection with the Certificates, (the Swap Agreement), the Indenture, the Trust Agreement or any related agreement.

VOTING INTERESTS

     As  of any  date, the  aggregate  outstanding principal  balance of all Certificates will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates and the Depositor will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying
upon  any such  request, demand,   authorization,  direction,   notice,
consent  or   waiver,   only Certificates that  the  Owner  Trustee  knows
to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.

     All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

     With respect to the Issuer neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Certificates or for the agreements of the Issuer contained in the Trust Agreement.


                             (THE SWAP AGREEMENT

     The following summary describes certain terms of the Swap Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Swap Agreement.

PAYMENTS UNDER THE SWAP AGREEMENT

     On the Closing Date the Issuer will enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with the Swap Counterparty, as modified to reflect the transactions described below and certain terms of the Notes and the Certificates (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

     Under the Swap Agreement, the  Issuer will pay to the Swap
Counterparty amounts equal to the payments of interest scheduled to be received on the Underlying Securities and Eligible Investments in accordance with the terms thereof net of Ordinary Expenses and Extraordinary Expenses up to the Counterparty Expense Limit and the Swap Counterparty will pay to the Issuer amounts equal to the interest payable on the Notes and the Certificates, provided that if the Underlying Trust fails to make any payment on the Underlying Securities to the Issuer, with the result that the Issuer is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will not be obligated to make its corresponding payment to the Issuer under the Swap Agreement. The Swap Agreement provides that payments thereunder are to be reduced in the event that any amount of interest on the Underlying Securities is deferred under the terms thereof, and increased in the event that such deferred interest is subsequently paid.

     (If principal prepayments are not based on principal distributions on Underlying Securities, state how Swap Agreement or other Enhancement will provide funds for such principal distributions.)

     Unless the Swap Agreement is terminated early as described under "-- Early Termination of Swap Agreement," the Swap Agreement will terminate on the earlier of (i) the Scheduled Final Payment Date and
(ii) the date on which the principal of all of the Notes and the Certificates is prepaid as described under "Mandatory Prepayment of the Notes and the Certificates -- Monthly Prepayment" or as described under "Mandatory Prepayment of the Notes and the Certificates -- Mandatory Clean-up Call."

PRINCIPAL PAYMENTS ON THE UNDERLYING SECURITIES

     (In the event that principal of the Underlying Securities is received by the Issuer prior to the Scheduled Final Payment Date, whether during any applicable rapid amortization period or otherwise, such payments in respect of principal of the Underlying Securities will be deposited by the Indenture Trustee (such amounts, the "Reinvested Collateral") in the
Collection Account and  invested in  Eligible  Investments.   In  such
event,  (i)  all interest amounts received by  the Issuer in respect  of (a)
the  Underlying Securities and  (b)   the  Reinvested   Collateral
(including   interest  on   Eligible Investments) will be  paid by the
Issuer to the Swap Counterparty under the Swap Agreement and (ii) the Swap Counterparty's payment obligations under the Swap Agreement (which correspond to the Issuer's interest payment obligations in respect of the Notes and Certificates) will continue without amendment (subject to adjustment in the event of any deferral of interest on the Underlying Securities (as referred to above) or the imposition of withholding tax (as
referred  to below)).   Reinvested  Collateral will  be invested  in
Eligible Investments as directed by the Swap Counterparty.)

     (In the event that an Underlying Securities Default shall occur, the Notes and Certificates will be subject to the Underlying Securities Default Call as described herein under "MANDATORY PREPAYMENT OF THE NOTES
 AND THE CERTIFICATES -- Underlying Securities Default Call" and the Swap Agreement will be terminated. See "--Early Termination of Swap Agreement" below.)

MODIFICATION AND AMENDMENT OF SWAP AGREEMENT

     The Trust Agreement and the Indenture will contain provisions permitting the Owner Trustee to enter into any amendment of the Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or to correct or supplement any provision of, such Swap Agreement, subject to certain limitations described in the Trust Agreement.

CONDITIONS PRECEDENT

     The respective obligations of the Swap Counterparty and the Issuer to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Default (as defined below under "-- Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "-- Early Termination of Swap Agreement") has occurred or been effectively designated.

DEFAULTS UNDER SWAP AGREEMENT

     "Events of Default" under the Swap Agreement (each, a "Swap Default") are limited to: (i) the failure of the Issuer (or the Swap Counterparty), to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuer or the Swap Counterparty or the provider of the related Swap
Guarantee, and  (iii) certain  other standard events  of default  under  the
 1992 Master Agreement including "Breach of Agreement" (not applicable to the Issuer), "Credit Support Default" (not applicable to the Issuer), "Misrepresentation" (not applicable to the Issuer) and "Merger without
Assumption",  as  described  in   Sections  5(a)(ii), 5(a)(iii), 5(a)(iv)
and 5(a)(viii) of the 1992 Master Agreement.

TERMINATION EVENTS

     "Termination Events" under the Swap Agreement consist of the following: (i) receipt of notice by the Indenture Trustee of the occurrence of an event that gives rise to an Underlying Securities Default Call; (ii) the failure of the Noteholders to provide the Indenture Trustee with written direction not to prepay the Notes within 14 days of the Indenture Trustee giving notice to the Noteholders and the Certificateholders that the Issuer has incurred Extraordinary Expenses in an aggregate amount equal to the Counterparty Expense Limit less $__________; (iii) the acceleration of the principal of the Notes under the Indenture; and (iv) certain standard termination events under the 1992 Master Agreement including "Illegality" and "Tax Event Upon Merger", as described in Sections 5(b)(i) and 5(b)(iii) of the 1992 Master Agreement.

EARLY TERMINATION OF SWAP AGREEMENT

     Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence
and continuance of  such  Swap  Default.    With  respect  to  Termination
Events,  an  Early Termination  Date may be  designated by one  of the parties (as specified in each case in the Swap Agreement) and will occur only upon notice and, in certain cases, after any Affected Party has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the
Swap Agreement.   Upon the occurrence of (i) any Swap  Default arising from
any action taken, or failure to act, by the Swap Counterparty, or (ii) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party, the Indenture Trustee may by notice to the Swap Counterparty designate an Early Termination Date with respect to the Swap
Agreement.   If a  Termination Event occurs as  a result of  (i) the
acceleration of the principal of the Notes under the Indenture, (ii) the occurrence of an Underlying Securities Default Call or (iii) the occurrence of an Extraordinary Expense Call, the Swap Agreement will be terminated. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

     Upon any Swap Early Termination of the Swap Agreement, the Issuer or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Issuer is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions, and will take into account any
deferral in respect of interest, as referred to above.   The amount of any
such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement; (state whether there are circumstances where
no  termination  payment  will be  payable).   Any  such termination payment
could,  if interest rates have  changed significantly, be substantial.

     In addition, in certain events of insolvency or bankruptcy pertaining to the Swap Counterparty, which would result in the early termination of the Swap Agreement, the Swap Counterparty shall not be entitled to a termination payment.

     If a Swap Early Termination occurs,  the principal of the Notes will be declared or become immediately due and payable and the Indenture Trustee will be obligated to liquidate the Underlying Securities and Eligible Investments, if any, as described under "The Indenture -- Liquidation
of  Underlying Securities."   In any such event, the ability  of the Issuer
to pay principal and interest on  the Notes and Certificates  will depend
(a) on the price at which the Underlying Securities and Eligible Investments, if any, are liquidated, (b) on the amount of the termination payment, if any, which may be due to the Swap Counterparty from the Issuer under the Swap Agreement and (c) on the amount of the termination payment, if any, which may be due to the Issuer from the Swap
Counterparty under the  Swap Agreement.   In the event that the net proceeds
of the liquidation of the Assets are not sufficient to make all payments due in respect of the Notes and Certificates and for the Issuer to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be applied in accordance with the Priority of Payments and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders and the Certificateholders. See "PRIORITY OF PAYMENTS" herein.

TAXATION

     Neither the Issuer nor the Swap Counterparty is obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.

     In the event that any withholding tax is imposed on payments due to the Issuer on the Underlying Securities or payments by the Issuer under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Issuer under the Swap Agreement will remain the same. In either event, the Issuer will be unable to meet its obligations in respect of the Notes and Certificates.

ASSIGNMENT

     Except as provided  below, neither the Issuer nor  the Swap
Counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement.
  (Describe swap assignment provisions.)

THE SWAP COUNTERPARTY

     (Describe Swap Counterparty)

     The description of the Swap Counterparty set out above has been provided by the Swap Counterparty; the Swap Counterparty has not, however, been involved in the preparation of and does not accept responsibility for, this Prospectus Supplement or the Prospectus as a whole.)


                            THE CALCULATION AGENT

     ___________________ will serve as Calculation Agent for the Issuer under the Indenture and the Trust Agreement (and in connection with the Swap Agreement).


                         THE ADMINISTRATION AGREEMENT

     The Indenture Trustee, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee
pursuant to which  the  Administrator  will  agree,   to  the  extent
provided  in  such Administration Agreement, to (enforce the  Swap Agreement
at the direction of the   Owner  Trustee,  (provide  notices  and  perform
other administrative obligations required by the Indenture and the Trust Agreement.


                            THE INDENTURE TRUSTEE

     ___________________  is the Indenture  Trustee under the  Indenture.
The mailing  address  of   the  Indenture   Trustee  is
______________________, Attention: ________________________
_____________________.


                              THE OWNER TRUSTEE

     _________________________   is  the   Owner  Trustee  under   the
Trust Agreement.    The   mailing    address    of    the    Owner
Trustee    is _______________________,          Attention:
_______________________ _____________________.


                                THE DEPOSITOR

     The principal executive offices of Morgan Stanley ABS Capital II Inc. (the "Depositor") are located at 1585 Broadway, New York, New York
10036 (Telephone: (212)  761-_______).   Neither the  Depositor, nor  any
affiliate thereof, has guaranteed or is otherwise obligated with respect to the Securities.


             WEIGHTED AVERAGE LIFE OF THE NOTES AND CERTIFICATES
              AND MATURITY CONSIDERATIONS

     Weighted average life refers to the average length of time, weighted by principal, that will elapse from the date of delivery of a security to the date each dollar of principal is repaid to the investor.

     The weighted average life of the Notes and Certificates will be influenced by, among other factors, the Mandatory Clean-up Call. (Discuss prepayment factors applicable to relevant index or formula). The effect of the foregoing factors on the Notes and Certificates may vary at different times during the lives of the Notes and Certificates. Accordingly, no assurance can be given as to the weighted average lives of the  Notes or Certificates.

     The Scheduled Final Payment Date for  the Notes and Certificates is
the date not later than which the principal amount of the Notes and Certificates is required to be fully paid. (As described above, the actual
final payment of  the   Notes  and  Certificates   may  occur  earlier,  and
  could occur significantly earlier, than the Scheduled Final Payment Date. However, there can be no assurance that the final payment of principal of the Notes and Certificates will occur prior to the Scheduled Final Payment Date.)

     In addition, as described above, if the aggregate outstanding principal amount of the Notes immediately after any Payment Date, would be less than 10% of the aggregate original principal amount of the Notes, the Issuer will prepay the entire remaining principal amount of the Notes and Certificates on such Payment Date.


                          THE UNDERLYING SECURITIES

     The Depositor will acquire the Underlying Securities for deposit into the Trust from ___________________________. At the time of issuance of the Securities, the Depositor will cause the beneficial interest
in   the Underlying  Securities, which  will be  held in  book-entry form through the facilities of DTC, to be delivered to the Indenture Trustee's participant account at DTC.

     The table below sets forth certain of the characteristics of the Underlying Securities. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the Underlying Securities were offered and sold.


(Issuer:)
(Principal Amount
  Purchased by Depositor) .

(Percentage of Total
   Underlying Securities Purchased by
   the Depositor) . . . . .
(Transferor and Servicer) .
(Trustee) . . . . . . . . .
(Designation) . . . . . . .

(Initial Certificate
   Amount) . . . . . . . . .
(Series Termination Date) .
(Certificate Rate)  . . . . . . . . . . . . . . . . . .

  (Principal Payment
   Period) . . . . . . . . .
(Subordinated Amount) . . .
(Optional Repurchase
   Percentage) . . . . . . .
 (Ratings) . . . . . . . . .
__________________________________


     Publicly Available  Information.   Certain information  relating to
the Underlying Securities filed by or on behalf of _____________________ with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the following regional offices of the
Commission: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West
Madison  Street, Chicago, Illinois  60661.   Copies of such  material can
be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains certain information regarding
the Underlying Securities.   The address of the Commission's Website is
http://www.sec.gov.

UNDERLYING SECURITIES EARLY AMORTIZATION EVENT

     An "Underlying Securities Early Amortization Event" will occur if, at any time, a (Rapid Amortization Period) (as defined in the applicable Underlying Agreements) commences with respect to any of the Underlying Securities. A (Rapid Amortization Period) will commence if one or more of the following (pay-out events) occurs with respect to the Underlying Securities ((and, in certain cases, with the election of the trustee under the Underlying Securities, or of holders of Underlying Securities representing 50% or more of the investor interest in the affected series)):

(Describe Events)



                               USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be applied by the Depositor on the Closing Date towards the purchase price of the Underlying Securities, the payment of expenses related to such sale and other corporate purposes.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP, counsel for the Trust, for U.S. federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by
the acceptance of a  Note,   will  agree  to   treat  the   Notes  as
indebtedness   and  each Certificateholder, by  the acceptance of  a
Certificate, will agree  to treat the  Trust as a partnership in  which the
Certificateholders are partners for federal tax  purposes.   Alternative
characterizations of  the Trust  and the Certificates  are possible,  but would not  generally  result in  materially adverse  tax consequences  to
the Certificateholders.    The taxable  income allocated to a
Certificateholder that is a tax-exempt entity will constitute "unrelated business taxable income" generally to such a holder under the code.
The Notes may  be issued with  original issue discount ("OID").   The
prepayment assumption  to be  used for  calculating  the accrual  of OID
and market  discount and  amortization of bond  premium will be  (        ).
 For additional information regarding U.S. federal income tax consequences, see "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities.

     Investments  by  Plans are  also  subject to  ERISA's  general
fiduciary requirements,   including  the   requirement   of  investment
prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     As discussed under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus, a Plan would likely realize unrelated business taxable income if it purchases Certificates since the underlying assets of the Trust are debt financed assets. Thus, the Certificates are not being offered to Plans. In view of this restriction, the discussion below is limited to the ERISA considerations resulting from the purchase and ownership of Notes.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSETS REGULATION

     The  United  States  Department  of  Labor  ("DOL")   has  issued
final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Assets Regulation"). The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Assets Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the
Notes were  deemed  to  be  equity   interests  and  no  statutory,
regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Indenture Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets.

     Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

     The Issuer believes that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. This belief is based upon the terms of the Notes, the opinion of Federal Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which are expected to be assigned to the Notes. However, if the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and  prohibited transaction provisions of
ERISA and the  Code to  such investment.    Among other  things, before
purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is, or may become, a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Assets Regulations and the availability of any other prohibited transaction exemptions. In addition, prior to purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Swap Counterparty, by virtue of being characterized as the issuer of the Notes for federal income tax purposes, is, or may become, a party in interest with respect to the
Plan.    Such other  exemptions may  include  DOL Prohibited Transaction
Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 80-51 and 91-38
(Class   Exemption  for  Certain  Transactions   Involving  Underlying
Transferor Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). There is no assurance that these or other exemptions, even if all of the conditions specified therein are satisfied, will apply to all of the transactions involving the Trust's assets.

     Any purchaser that is an insurance company should consider the effects of the 1993 United States Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Underlying Transferor, 114 S. Ct. 517 (1993), on its purchase of Class A1 Notes or Class A2 Certificates for its general account. In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. In response to that decision, the DOL has issued Prohibited Transaction Exemption 95-60 (Class Exemption for Certain Transactions Involving Insurance Company Pooled General Accounts) which, subject to certain conditions, provides relief from the prohibited transaction rules that under John Hancock might otherwise be applicable to assets held in an insurance company's general account. Any such prospective purchaser should consult with its counsel as to the applicability of this decision and exemption to its purchase of the Notes.


                       LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject
to these restrictions   to  purchase  Securities,   may  be  subject   to
significant interpretive  uncertainties.   All investors  whose  investment
authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

     The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Morgan Stanley & Co. Incorporated) (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor, the Securities. The Underwriter is obligated to purchase all the Securities offered hereby if any are purchased.

     Distribution of the Securities will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $ _____________________ from the sale of the Securities, before deducting expenses payable by the Depositor of $_________________. In connection with the purchase and sale of the Securities, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If the Underwriter creates a short position in the Securities in connection with the offering, i.e., if it sells more Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Depositor nor any Underwriter makes
any representation that  the  Underwriter  will  engage   in  such
transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act or contribute payments the Underwriter may be required to make in respect thereof.


                                LEGAL MATTERS

     Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York.


                                    RATING

     It is a condition to issuance of the Securities that the Notes be rated "___" by (__________________ and "___" by _______________ and
that  the Certificates   be   rated   "___"   by   (________________   and
"___"   by (_____________).

     A  securities  rating  addresses  the  likelihood  of  the  receipt
by Securityholders of  distributions on the  Underlying Securities.   The
rating takes into consideration the characteristics of the Underlying Securities and the structural, legal and tax aspects associated with the Securities (including, without limitation, the rating of the Swap
Counterparty).   The ratings  on the Securities  do not, however,
constitute statements regarding the possibility that Securityholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

1992 Master Agreement . . . . . . . . . . . . . . . . . . . . . . . . . S-28
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . S-19
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-19
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
CABS Early Amortization Event . . . . . . . . . . . . . . . . . . . . . S-34
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Certificate Accrual Rate  . . . . . . . . . . . . . . . . . . . . . . . S-18
Certificate Interest Accrual Period . . . . . . . . . . . . . . .  S-8, S-18
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-5
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-34
Counterparty Expense Limit  . . . . . . . . . . . . . . . . . . . . . . S-21
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1, S-32
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-35
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-7
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . S-22
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11, S-35
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-24
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Extraordinary Expense Call . . . . . . . . . . . . . . . . . . . . . .  S-21
Extraordinary Expenses . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
Global Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  S-9
Global Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-5
Initial Certificate Prepayment Date . . . . . . . . . . . . . . . . . .  S-8
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . .  S-16
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
ISDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
Mandatory Clean-up Call . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Note Accrual Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Note Interest Accrual Period  . . . . . . . . . . . . . . . . . . . . . . S-6
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Ordinary Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
parties in interest . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-6, S-16
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Priority of Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
Pro Rata Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Reinvested Collateral . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Sale Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Scheduled Final Payment Date  . . . . . . . . . . . . . . . . . . . . . . S-6
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
Swap Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Swap Counterparty . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
Swap Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Swap Early Termination. . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-7
Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Trustee Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Underlying Securities . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
Underlying Securities Default . . . . . . . . . . . . . . . . . . . . .  S-20
Underlying Securities Default Call  . . . . . . . . . . . . . . . . . .  S-20
Underlying Securities Early Amortization Event  . . . . . . . . . . . .  S-34
Underlying Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Underlying Trust  . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-37
Voting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27


Information  contained herein  is  subject  to completion  or  amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.


      Subject to Completion dated October 10, 1997

PROSPECTUS
----------
                      MORGAN STANLEY ABS CAPITAL II INC.
                               Asset Backed Notes
                            Asset Backed Certificates
                              (Issuable in Series)
                               ------------------

     Morgan Stanley ABS Capital II Inc. (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the
Asset Backed  Notes  (the   "Notes")  and  the   Asset  Backed  Certificates
  (the "Certificates" and, together with the Notes, the "Securities") described herein, which may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     As specified in the related Prospectus Supplement, the Certificates of a series will evidence an interest in a trust (a "Trust") formed pursuant to a Trust Agreement, as described herein. The Notes of a series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The property of each Trust will include assets composed of (a) credit card securities ("Underlying Securities"), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain expenses, and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

     Each Series of Securities will be issued in one or more classes (each,
a "Class"), which may  include subclasses.   Interest on  and principal of
the Securities of a Series will be payable on each Payment Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related
Prospectus Supplement. Securities may be sold for U.S. dollars or for one or more foreign or composite currencies and the principal of and any interest on Securities may be payable in U.S. dollars or one or more foreign or composite currencies.

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. A Series may include one or more classes of Notes and/or one or more Classes of Certificates. A Series may include one or more Classes entitled to distributions of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate,
nominal or no distributions  in respect of principal.   Each Series of
Securities may be subject to termination under the circumstances described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify which Class or Classes of Notes, if any, and which Class or Classes of Certificates, if any, of a Series are being offered thereby.


     FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" ON PAGE 8 HEREIN AND IN THE PROSPECTUS SUPPLEMENT.

NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES
  EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, ANY ISSUER OF UNDERLYING SECURITIES, THE TRUSTEE, THE ADMINISTRATOR OR BY ANY OF THEIR
 RESPECTIVE AFFILIATES OR, UNLESS OTHER WISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY
  OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO
           CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN
               THE RELATED TRUST AGREEMENT, AS DESCRIBED HEREIN
                  OR IN THE RELATED PROSPECTUS SUPPLEMENT.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE   ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS
SUPPLEMENT.  ANY             REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by the related Prospectus Supplement.

                          MORGAN STANLEY DEAN WITTER


_______ __, 199_


                            PROSPECTUS SUPPLEMENT

The Prospectus Supplement  relating to a  Series of Securities to  be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, if any, interest  rate, if any, and  authorized denominations  of each  Class of such Securities; (ii) certain information concerning the Underlying Securities; (iii) the terms of any Enhancement (as defined herein);
(iv) information concerning any other assets in the related Trust, including any Enhancement; (v) the expected date or dates on which the principal amount, if any, of each Class of Securities will be paid to holders of such Securities; (vi) the extent to which any Class within a Series is subordinated to any other Class of such Series; and (vii) additional information with respect to the plan of distribution of such Securities.
To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any related Prospectus Supplement, the
terms  of  such   related  Prospectus Supplement shall govern.

                            AVAILABLE INFORMATION

     The  Depositor,  as  originator  of  each  Trust,  has  filed  with
the Securities  and  Exchange   Commission  (the  "Commission")  a
Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect
to the Notes  and Certificates offered pursuant to this Prospectus.   For
further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street,Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York
10048.   Copies of such material  can also be obtained from  the  Public
Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov containing
reports,  proxy   statements  and  other  information   regarding
registrants, including the Depositor, that file electronically with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the related Prospectus Supplement and prior to the termination of any offering of Securities of such Trust shall be deemed to be incorporated by reference into such
Prospectus  Supplement and this  Prospectus.   Any statement  contained  in
a  document incorporated  or deemed to  be incorporated by  reference in any
 Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is deliverd, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Morgan Stanley ABS
 Capital II Inc., 1585 Broadway, New York, New York 10036.   Telephone
requests for such copies should be directed to Morgan Stanley ABS Capital II Inc. at (212) 761-1817.

                              REPORTS TO HOLDERS

     Periodic  and  annual reports  concerning  the  Trust  for a  Series of Securities  are  required  under  the  Trust Agreement  or  Indenture  to be forwarded to the record holders of such Securities. The holder of record of each Class of Securities is expected to be Cede & Co. ("Cede"), as nominee of The Depository Trust Company. See "THE TRUST AGREEMENT--Reports to Holders" herein.


                              TABLE OF CONTENTS


Page
 ----

Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Incorporation of Certain Documents by Reference . . . . . . . . . . . . .   2

Reports to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Description of The Notes  . . . . . . . . . . . . . . . . . . . . . . . .   9

Description of The Certificates . . . . . . . . . . . . . . . . . . . . .  14

Certain Information Regarding The Securities  . . . . . . . . . . . . . .  15

Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

The Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . .  27

State Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . .  42

ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  42

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  42

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

Index of Principal Terms  . . . . . . . . . . . . . . . . . . . . . . . .  45

Global Clearance, Settlement and Tax Documentation Procedures . . . . . . I-1


                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of the Securities of such Series. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Principal Terms".

ISSUER                   With respect to each Series of Securities, the trust
                          (the  "Trust" or the "Issuer") to be formed pursuant
                          to   a  trust   agreement  (each,  as  amended  and
                          supplemented from time to time, a "Trust Agreement") between the Depositor and the Trustee.

TRUSTEE                  With  respect  to  each Series  of  Securities, the
                          Trustee   specified   in  the   related Prospectus
                          Supplement.

INDENTURE TRUSTEE        With  respect to any applicable Series of Notes, the
                          Indenture   Trustee   specified   in   the  related
                          Prospectus Supplement.

THE CERTIFICATES         A   Series  may  include  one  or  more  classes of
                          Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which Class or Classes, if any, of the Certificates are being offered thereby.
                        Unless otherwise specified in the related Prospectus
                         Supplement, each  Class of Certificates will  have a
                         stated Certificate Balance  specified in the related
                         Prospectus  Supplement  (the  "Certificate Balance")
                         and will accrue interest on such Certificate Balance
                         at a specified  rate (with respect to each  Class of
                         Certificates, the "Pass-Through Rate").   Each Class
                         of Certificates  may have  a different  Pass-Through
                         Rate, which may  be a fixed, variable  or adjustable
                         Pass-Through  Rate,  or   any  combination  of   the
                         foregoing.   The related Prospectus  Supplement will
                         specify  the  Pass-Through Rate  for  each Class  of
                         Certificates or the method for determining the Pass-
                         Through Rate.
                        With respect to  a Series that includes two  or more
                         Classes of Certificates, each Class may differ as to
                         timing  and  priority of  distributions, seniority,
                         allocations  of losses,  Enhancement, if any, Pass-
                         Through Rate  or amount of distributions  in respect
                         of  principal  or  interest,  or  distributions   in
                         respect of principal  or interest in respect  of any
                         such Class  or Classes may  or may not be  made upon
                         the occurrence of  specified events or on  the basis
                         of collections  from  designated  portions  of  the
                         Underlying  Securities.  In  addition, a  Series may
                         include one or more Classes of Certificates entitled
                         to (i)  distributions in respect  of principal  with
                         disproportionate,    nominal    or    no    interest
                         distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.
                        If a Series of Securities includes Classes of Notes,
                          distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

THE NOTES                Each  Series of Securities  may include one  or more
                          Classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (each, as amended and supplemented from time to time, an "Indenture"). The terms of any Notes will be set forth in the Prospectus Supplement relating to such Notes.
                         Unless otherwise specified in the related Prospectus
                          Supplement, each Class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Interest Rate"). Each Class of Notes may have a different Interest Rate, which may be fixed, variable or an adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, if any, for each Class of Notes, and the method for determining the Interest Rate.
                         With respect to a Series  that includes two or  more
                          Classes of Notes,  each Class may  differ as to  the
                          timing  and   priority  of   payments,   seniority,
                          allocations of losses, Enhancement, if any, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Underlying Securities. In addition, a Series may include one or more Classes of Notes entitled to
                          (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

DEPOSITOR                Morgan  Stanley ABS  Capital II  Inc.   None  of the
                          Depositor, the administrator named in the Prospectus Supplement (the "Administrator"), the Trustee or any underwriter, nor any affiliate of the foregoing, will guarantee, or will otherwise be obligated with
                          respect  to, the  Securities  of any  Series.   See
                          "THE DEPOSITOR."

PRINCIPAL PAYMENTS       All  payments of principal of a Series of Securities
                          will be made in an aggregate amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts as specified in the related Prospectus Supplement.

OPTIONAL TERMINATION     One or more Classes of Securities of any Series may
                          be repurchased or repaid in whole, but not in part, at the Depositor's option or at the option of such
                          other  entity  named   in  the  related  Prospectus
                          Supplement, at such time and under the circumstances specified in such Prospectus Supplement, at the redemption price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor or such other entity that is specified in the related Prospectus Supplement may, at its option, cause an early termination of the related Trust by repurchasing or liquidating all of the Assets remaining in the Trust on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Underlying Securities of such Series, as specified in the related Prospectus Supplement, is less than  the amount or percentage  specified in
                         the  related  Prospectus Supplement.    See "CERTAIN
                         INFORMATION  REGARDING  THE SECURITIES  --  Optional
                         Purchase or Termination."

                         In addition,  the Prospectus Supplement  may provide
                          other   circumstances   under   which  holders   of
                          Securities   of  a  Series   could  be  fully  paid
                          significantly earlier than would otherwise be the case if payments or distributions were solely based on the distributions on the related Underlying Securities.

TRUST ASSETS

     A.   UNDERLYING
          SECURITIES     The  assets (the "Assets") of a Trust  will include
                          credit card securities ("Underlying Securities") that evidence an interest in a trust or other entity that contains a pool of receivables (the "Credit Card Receivables") generated from time to time in consumer revolving credit card accounts (the "Accounts") and collections thereon allocated to
                       	 such Underlying Securities.

                         The  related Prospectus Supplement for a Series will
                          specify (in certain  cases, on an approximate basis
                          and,  in   certain  cases,   by  reference to   the
                          Underlying   Securities   Prospectus   (as  defined
                          herein)), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate
                          approximate principal   amount  and  type   of  any
                          Underlying Securities to be included in the Trust for such Series; (ii) the expected maturity and the final maturity of the Underlying Securities; (iii) the interest rate for the Underlying Securities;
                          (iv) the issuer or issuers of the Underlying Securities (each, an "Underlying Issuer" or
                          "Underlying Trust"), the servicer or servicers of the Underlying Securities (the "Underlying Servicer") and the trustee or trustees of the Underlying Securities (the "Underlying Securities Trustee"); and (v) any early amortization events applicable to the Underlying Securities. See "THE TRUST ASSETS" herein.

     B.   COLLECTION,
           PRE-FUNDING AND
           OTHER TRUST
	    ACCOUNTS     Unless otherwise provided  in the related Prospectus
                          Supplement, all payments on or with respect to the Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee, or the Administrator in the name of the Trustee. Unless
                          otherwise   provided  in   the  related  Prospectus
                          Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account to the payment, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Administrator and any other person specified in the related Prospectus Supplement, and then to apply remaining amounts in the Collection Account to (i) the payment of principal of and interest on the Securities of such Series on the next Payment Date and (ii) any other purpose specified in such Prospectus Supplement, in each case to the extent specified in such Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the
                          Collection Account may be paid over to the Administrator, the Depositor, any provider of
                          Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement. Various other accounts may be created under the terms of the documents related to a specific Series.

                        In  addition, a  Prospectus  Supplement may provide
                          that the assets of a Trust will include a Pre-Funding Account (the "Pre-Funding Account"). To the
                          extent   provided   in    the  related   Prospectus
                          Supplement, the Depositor will be obligated (subject only to the availability thereof) to deposit, and the related Trust will be obligated to purchase (subject to the satisfaction of certain conditions
                          described  in  the  applicable   Trust  Agreement),
                          additional Underlying  Securities  (the "Subsequent
                          Underlying Securities")  from  time   to  time  (as
                          frequently as daily) during the funding period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the related Closing Date.

     C.   CREDIT, CASH FLOW
          OR OTHER ENHANCEMENT
          OR DERIVATIVE
          ARRANGEMENTS  If and to the extent specified  in  the  related
                         Prospectus Supplement, credit, cash flow or other enhancement or derivative arrangements with respect to a Trust or any Class or Classes of Securities
                         may include any one or more of the   following:
                         subordination of one or more other Classes of Securities, a Reserve Account, over-credit or
                         liquidity  facilities,   surety  bonds,  guaranteed
                         investment  contracts,   swaps (including   without
                         limitation  interest   rate and   currency  swaps),
                         exchange   agreements,  interest   rate  protection
                         agreements, repurchase obligations, put and/or call options, yield supplement agreements or accounts,
                         other agreements  with   respect  to  third   party
                         payments or other support, cash deposits or such other derivative or other arrangements as may be described in the related Prospectus Supplement or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement,
                         any form  of credit enhancement,   cash   flow
                         enhancement   or   other arrangements  will  have
                         certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Any of such arrangements or devices are referred to herein as "Enhancements."

TAX STATUS               Unless the Prospectus Supplement specifies that the
                          related Trust will be treated as a grantor trust and, except as otherwise provided in such Prospectus Supplement, upon the issuance of the related Series of Securities, Brown & Wood LLP ("Federal Tax Counsel") will deliver an opinion to the effect that for U.S. federal income tax purposes (i) any Notes of such Series will be characterized as debt and
                          (ii) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such Series, each Noteholder, by the acceptance of a Note of such Series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such Series, will agree to treat such Trust as (i) to the extent there is more than one Certificateholder, a partnership in which such Certificateholder is a partner for federal income tax purposes or (ii) to the extent there is a single Certificateholder as an entity disregarded for U.S. federal income tax purposes such that the Certificateholder is treated as owning the Trust's assets directly. Alternative characterizations of such a Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                         If  the  Prospectus  Supplement specifies  that the
                          related Trust will be treated as a grantor trust and except as otherwise provided in such Prospectus Supplement, upon the issuance of the related Series of Certificates, Federal Tax Counsel will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                         See "CERTAIN  FEDERAL INCOME  TAX CONSEQUENCES" and
                          "CERTAIN STATE TAX CONSEQUENCES" for additional information concerning the application of federal and state tax laws.

ERISA  CONSIDERATIONS   Subject to the considerations discussed under "ERISA
                          CONSIDERATIONS" herein and in the related Prospectus Supplement, and unless otherwise specified therein, any Notes of a Series will be eligible for purchase by employee benefit plans.


                         Unless otherwise specified in the related Prospectus
                          Supplement, the Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.


                                 RISK FACTORS


RISK FACTORS RELATING TO THE SECURITIES

     Limited Liquidity.   There can be no  assurance that a secondary
market for the Securities of any Series will develop or, if it does develop, that such market will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of
such  Series.   The underwriters presently expect  to make a secondary
market  in the Securities, but have no obligation to do so.

     Limited Nature of Rating. Any rating assigned to a Class of Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that the holders of such Class of Securities will receive the payments of interest and/or principal required to be made under the Trust Agreement or Indenture and will be based primarily on the value of the Assets in the Trust and the availability of any
Enhancement with respect  to such Class of Securities.   The rating will
not be a recommendation to purchase, hold or sell such Class of Securities, and such rating will not comment as to the marketability of such Securities, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     Book-Entry Certificates. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which
they cannot obtain  physical  certificates.    See  "CERTAIN  INFORMATION
REGARDING  THE SECURITIES  -- Book-Entry Registration" herein.

     Because transactions in the Securities can be effected only through The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("CEDEL"), the Euroclear System ("Euroclear"), participating organizations and indirect participants, the ability of a beneficial owner of a Security (a "Security Owner") to pledge a security to persons or entities that do not participate in the DTC, CEDEL or Euroclear system, or otherwise to take actions in respect of such Securities, may  be  limited  due to  lack  of  a physical certificate  representing
the  Certificates.     See  "CERTAIN   INFORMATION REGARDING THE SECURITIES
-- Book-Entry Registration" herein.

     Security  Owners  may   experience  some  delay  in   their  receipt
of distributions of interest and principal on the Securities because such distributions will be forwarded by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the
accounts   of  its Participants (as  defined herein), which  will thereafter credit them  to the accounts of  Security Owners either  directly or
indirectly  through indirect participants.   See "CERTAIN  INFORMATION
REGARDING  THE SECURITIES  -- Book- Entry Registration" herein.

RISK FACTORS RELATING TO UNDERLYING SECURITIES

     Each Prospectus Supplement will specify the Underlying Securities that will be or are expected to be included in the Assets of the related Trust. Each issue of Underlying Securities will have been registered
under  the Securities Act.   Such Prospectus Supplement will  refer to the
prospectus or prospectus supplement (together, the "Underlying Securities Prospectus") for each issue of such Underlying Securities for a description of the terms of such Underlying Securities, the related Credit Card Receivables and the originator and Underlying Servicer of
the Credit  Card Receivables.   Such Underlying Securities Prospectus will
describe, among other things,

          (i)  the risk of the interruption  or reduction of distributions
on      the  related Underlying  Securities in  the event  of the
insolvency or      receivership  of  the  originator  or  transferor  of
the  Credit  Card      Receivables to the Underlying Trustee,

          (ii) the  risk that  the failure  to comply  with state  or
Federal      consumer  protection  laws  to  which the  Credit  Card
Receivables are      subject  could  adversely  affect  the  Servicer's
ability  to  collect      payments on  the Credit Card  Receivables, which
would  adversely affect      the funds available  to make payments on such
Underlying Securities and      therefore adversely affect the ability of the
Trust to make payments  on      the related Securities,

          (iii)     legal actions and  proposed legislation  that could
have      the effect of reducing the annual percentage rate payable on
credit card      receivables or other fees payable in respect of credit card receivables,

          (iv) the  risk  that  a  decline  in  the  amount  of  Credit
Card Receivables originated in respect of the Underlying Securities may cause such Underlying Securities to begin to amortize prior to their stated maturity date and thus, depending upon the structure of the
related      Securities, affect the maturity of such Securities,

          (v)  (a) the basis risk  that the finance charge rates borne by
the      related Credit Card Receivables may not be based on the same  index
upon      which the Underlying Securities are based or (b) the basis risk
that the      Underlying Securities are fixed  rate securities and the
finance  charge      rates on  the Credit Card Receivables move to  rates
that are lower than      the sum of  such fixed rates  and the servicing
fee rate in  respect of      such Underlying Securities, with the result  in
each case that there are      insufficient finance charges from the Credit
Card Receivables to pay the      amount of interest due on such Underlying
Securities, and

          (vi) the ability of the Underlying  Servicer to change the terms
of      the Credit Card Receivables  and the risk that such changes could
result      in the  early amortization  of the  Underlying  Securities,
which  could      adversely affect the related Securities.


                           DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more Classes of Notes of the related Series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository")
except as set forth   below.    Unless  otherwise  specified   in  the
related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each Class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a
physical  certificate representing  a Note.   All references  herein and  in
the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for payments to Noteholders in accordance with DTC's procedures with respect thereto.
See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" and "-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate, if any, and amount of or method of determining payments of principal and interest on each Class of Notes of a given Series will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other Class or Classes of Notes of such Series, as described in the related
Prospectus Supplement.   Unless otherwise provided in the related Prospectus
Supplement, payments of interest on the Notes  of such  Series will  be made
 prior to  payments of  principal thereon.   To the extent  provided in  the
related  Prospectus Supplement,  a Series  may include one  or more Classes
of Notes entitled  to (i) principal payments   with  disproportionate,
nominal   or  no  interest   payments  or (ii) interest  payments  with
disproportionate,   nominal  or  no  principal payments.  Each Class of
Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Notes), or any combination of the foregoing. A Class of Notes may accrue interest and such interest may be added to the principal balance thereof, rather than paid to the related Noteholders, until a specified event occurs or until such Class of Notes is retired. The related Prospectus Supplement will specify the Interest Rate, if any, for each Class of Notes of a given Series or the method for determining such Interest Rate. One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any)
 or as a result of the Underlying Servicer's exercising its option to purchase the related Credit Card Receivables.

     To the extent specified in any Prospectus Supplement, one or more Classes of Notes of a Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless  otherwise  specified  in  the  related  Prospectus
Supplement, payments to Noteholders of all Classes within a Series in
respect of interest will  have  the same  priority.    Under  certain
circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each Class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series.

     In the case of a Series of Notes which includes two or more Classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any Class of Notes will be made on a pro
rata  basis among  all  the Noteholders of  such Class.   A Series  with
Notes may provide for a period during which collections of principal in respect of the Underlying Securities are not applied to payments of principal of such Notes, or may provide for a liquidity facility or other arrangement that permits one or more classes of Notes to be paid in planned amounts or formula amounts on scheduled Payment Dates.

THE INDENTURE

     Modification of Indenture.   With respect to each Trust  that has
issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the  related Noteholders.

     Unless otherwise  specified in  the related  Prospectus Supplement with respect to a Series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Underlying Securities if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;
 (vi) decrease   the percentage of the aggregate principal amount  of such
Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise specified in the Prospectus Supplement, the Indenture for each Series of Notes may be amended by the Trust and the
 Indenture Trustee with respect to such Series, without notice to or consent of the Noteholders (i) to cure any ambiguity or mistake, (ii)
 to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor or Administrator,
(iv) to add any other provisions with respect to matters or questions arising under such Indenture or related Enhancement, (v) to add or amend any provisions of such Indenture as required by a Rating Agency in order to maintain or improve the rating of any of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iv) above will not adversely affect in any material respect the interests of any Securityholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency rating the related Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof.

     Events of Default; Rights upon Event of Default. With respect to the Notes of a given Series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more (or such longer period specified in the related Prospectus Supplement) in the payment of any interest due on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 (or such longer period specified in the related Prospectus Supplement) days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust.

     Unless otherwise specified in the related Prospectus Supplement, an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes  of any Series  are due and  payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Underlying Securities or elect to have the applicable Trust maintain possession
of  such   Underlying Securities and continue to apply collections on such
Underlying Securities as if there had been no declaration of acceleration, subject to the rights of an Enhancement provider, if any, to direct remedies, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Underlying Securities following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Underlying Securities would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants.   Each Indenture will provide that  the related
Trust may  not consolidate  with or  merge into  any  other entity,  unless
(i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,
(iv) such Trust has been advised that the rating of the Notes or the Certificates of such Series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

     Annual  Compliance Statement.    Each  Trust will  be  required to
file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it
under  the Indenture,  the  amount,   interest  rate  and   maturity  date
of   certain indebtedness owing by such Trust  to the applicable Indenture
Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction  and  Discharge  of  Indenture.     An  Indenture  will
be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The  Indenture Trustee for  a Series of  Notes will be  specified in
the related  Prospectus Supplement.   The  Indenture Trustee  for any
Series may resign at  any time, in which event the Issuer will be obligated
to appoint a successor trustee  for such  Series.   The Issuer  may also
remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable
Series of Notes.   Any resignation  or removal of the  Indenture Trustee and
appointment of a successor trustee for any Series of Notes will not become effective until acceptance of the appointment by the successor trustee for such Series.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more Classes of Certificates of the related Series will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the
Registration Statement of which this Prospectus forms a part.   The
following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

     Unless  otherwise specified  in the  related  Prospectus Supplement and except for  the Certificates,  if any,  of a  given Series  purchased by the Depositor, each Class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of
$1,000 in excess thereof in book-entry  form only.   The Depositor  has been
 informed by DTC  that DTC's nominee  will be  Cede, unless  another nominee
is  specified in  the related Prospectus  Supplement.   Accordingly, such
nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances
described   herein  or  in  the   related  Prospectus Supplement, no
Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein
and   in   the  related   Prospectus   Supplement   to  actions   by
Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related
Prospectus Supplement   to   distributions,   notices,   reports   and
statements   to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect
thereto.   See  "CERTAIN  INFORMATION REGARDING  THE SECURITIES --
Book-Entry  Registration" and "-- Definitive Securities."   Any Certificates
of a given Series owned by  the Depositor or its affiliates will be entitled to equal and  proportionate benefits under the  applicable Trust Agreement,
except that such Certificates will be deemed not to be outstanding for   the
 purpose  of  determining   whether  the  requisite  percentage  of
Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The  timing and  priority of  distributions,  seniority, allocations
of losses,  Pass-Through   Rate  and   amount  of  or   method  of
determining distributions  with  respect to  principal  and  interest  of
each  Class  of Certificates   will  be  described  in  the  related
Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Payment Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the
related Prospectus Supplement, a Series  may  include  one  or   more
Classes  of  Certificates  entitled  to (i) distributions in respect  of
principal with disproportionate,  nominal or no    interest   distributions
  or    (ii) interest   distributions    with disproportionate, nominal or
no distributions in respect of principal. Each Class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain Classes
of Certificates)  or any  combination of  the foregoing.   A Class of
Certificates may accrue interest  and such interest may be added  to the
principal  balance   thereof,   rather  than   paid   to  the   related
Certificateholders, until a specific event occurs or until such Class of Certificates is retired. The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificates of a Series or the method for determining such Pass-Through Rate. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given Series that includes Notes may be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any Class of Certificates will be made on a pro rata basis among all the Certificateholders of such Class.

     In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement. A Series of Certificates may provide for a period during which collections of principal in respect of the Underlying Securities are not applied to payments of principal of such Certificates, or may provide for a liquidity facility or other arrangement that permits one or more classes of Certificates to be paid in planned amounts or formula amounts on scheduled Payment Dates.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

OPTIONAL PURCHASE OR TERMINATION

     The Depositor or any other entity named in the Prospectus Supplement may, at its option, purchase or repay a Class of Securities of any Series, on any date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Administrator, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing or liquidating all of the Assets from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal
amount of the Securities or Underlying Securities  or  other  Assets,   as
specified  in  the  related   Prospectus Supplement, is  less than the
amount or percentage specified  in the related Prospectus Supplement.
Notice of such purchase or termination must be  given by the  Depositor or
the  Trustee prior to the  related date.   The purchase, redemption or
repurchase price  will be set forth  in the related  Prospectus Supplement.

     In addition, the related Prospectus Supplement may provide other circumstances under which holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if
payments or distributions  were  solely  based  on   the  distributions  on
the  related Underlying Securities.

OPTIONAL EXCHANGE

     If specified in the applicable Prospectus Supplement, a holder may exchange Securities of a given Series for a pro rata portion of the Assets. The terms upon which a holder may exchange its Securities for a pro rata portion of the Assets will be specified in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, Securityholders may hold their Securities through DTC (in the United States) or, solely in the case of (i) Certificates issued by a Trust that is a grantor trust and (ii) Notes, CEDEL or Euroclear (in Europe) if they are participants in such systems, or indirectly through organizations which are participants in such systems.

     Cede, as  nominee for  DTC,  will hold  one or  more global
Securities. Unless  and  until  Definitive  Securities   are  issued  under
the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by Securityholders shall refer to actions taken by DTC upon instructions
from its  participating organizations   (the   "Participants")   and   all
references   herein   to distributions, notices, reports and statements to
Securityholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Securities, as the case may be, for distribution to Securityholders in accordance with DTC procedures.

     CEDEL  and Euroclear  will hold  omnibus  positions on  behalf of
their participants   through  customers'   securities  accounts   in
CEDEL's  and Euroclear's names on the books of their respective depositaries
which in turn will   hold  such  positions   in  customers'  securities
accounts  in  the Depositaries'  names  on  the books  of  DTC.   Citibank,
N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in
 DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because  of time-zone  differences, credits  of  securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and
dated the business  day  following the  DTC  settlement  date.    Such
credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Securities, see Annex I hereto and for information with respect to tax documentation procedures relating to the Securities, see Annex I hereto and "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Debt Securities -- Foreign Investors" and " -- Tax Status as a Grantor Trust -- Foreign Investors."

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code (the "UCC"), and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates.
Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship
with   a  Participant,   either  directly   or   indirectly  (the
"Indirect Participants").

     Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee or the Indenture Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will
forward them to Indirect Participants  or Securityholders.   It  is
anticipated  that the  only "Securityholder"  for a Series may  be Cede, as
nominee of DTC.   Securityholders would not  then be recognized by  the
Trustee or Indenture Trustee as Securityholders, as such term is used in the Trust Agreement or the Indenture, and Securityholders would only be permitted to exercise the rights of Securityholders indirectly through the
  Participants  who  in   turn  will  exercise  the   rights  of
Securityholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and
interest on  the  Securities.    Participants  and Indirect  Participants
with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.
 Accordingly, although Securityholders will not possess the Securities, Securityholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will take any action permitted to be taken by a Securityholder under the Trust Agreement or the Indenture only at the direction of one
or more Participants  to   whose  account  with  DTC  the  Securities  are
credited. Additionally,  DTC  will   take  such  actions  with   respect  to
 specified percentages of the Securityholders' interests only at the direction of and on behalf of Participants whose holdings include
undivided  interests  that satisfy such  specified percentages.   DTC may
take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings  include  such  undivided interests.

     Cedel Bank, societe anonyme ("CEDEL"), is incorporated under the laws
of Luxembourg  as a  professional depositary.   CEDEL  holds securities  for
its participating  organizations  ("CEDEL  Participants")   and  facilitates
 the clearance  and   settlement   of  securities   transactions   between
CEDEL Participants  through  electronic  book-entry changes  in  accounts
of CEDEL Participants,  thereby  eliminating   the  need  for  physical
movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

     The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both
in CEDEL and in many domestic securities markets.   Transactions may be
settled in any of 32 settlement currencies, including United States dollars.
 In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of
Euroclear  Participants.   The  Euroclear Operator is the Belgian branch  of
a New York banking corporation which  is a member bank  of the  Federal
Reserve System.   As such,  it is  regulated and examined by the Board of
Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating
Procedures  of the  Euroclear System,   and  applicable   Belgian  law
(collectively,   the  "Terms   and Conditions").   The Terms and  Conditions
govern all transfers  of securities and cash, both within  the System and
receipts and withdrawals  of securities and cash.   All securities  in the
Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear  Participants   include  banks   (including  central
banks), securities   brokers   and   dealers   and   other   professional
financial intermediaries  and may  include the  underwriters.   Indirect
access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant,  either directly or  indirectly.   The Euroclear  Operator acts
 under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or
 Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United
States  tax laws  and regulations.   See "CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS." The CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Trust Agreement or the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     The  Securities  of any  Series  will  be  issued in  fully
registered, certificated  form   to   Securityholders  or   their
respective   nominees ("Definitive Securities"), rather  than to DTC or its nominee only if (i) the Administrator advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities, and the Trustee or the Depositor are unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Administrator Default, Securityholders of the related Series evidencing not less than 50% of the aggregate unpaid principal amount of the Securities advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Securityholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is expected to notify all Participants of the availability through DTC of Definitive Securities.
Upon surrender by DTC of the definitive certificates representing the Securities, and instructions for re-registration, the Trustee will issue such Securities in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders, under the Trust Agreement and the Indenture, as applicable ("Holders").

     If Definitive Securities are issued, distribution of principal and interest on the Definitive Securities will be made by the Paying Agent or the Trustee or the Indenture Trustee, as applicable, directly to the Holders in whose names the Definitive Securities were registered on the related Record Date in accordance with the procedures set forth herein and in the Trust Agreement and the Indenture, as applicable.
Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee or the Indenture
 Trustee, as applicable, except that the final payment on any Definitive Security will be made only upon presentation and surrender of such Definitive Security on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

     Definitive  Securities  will  be transferable  and  exchangeable  at
the offices of  the Transfer  Agent and  Registrar.   No service  charge
will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


                                 TRUST ASSETS

GENERAL

     The Trust for each Series of Securities will be composed of certain assets delivered, assigned and transferred to the Trustee by the Depositor, in each case consisting, unless otherwise specified in the related Prospectus Supplement, of (i) the Underlying Securities, (ii) any Enhancement, and (iii) the amount, if any, initially deposited in the Collection Account or the Pre- Funding Account, if any, for a Series as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Underlying Securities for a Series will be purchased by the Depositor in secondary market transactions and not from the issuer of such Underlying Securities.

     The  following  is  a brief  description  of  the Underlying
Securities expected to  be  included  in the  Trusts  and the  Credit  Card
Receivables expected   to  support  the  Underlying  Securities.    Specific
 information regarding  the  Underlying   Securities  will  be  provided  in
 the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission after the initial issuance of such Securities. In certain cases, such information will be provided by reference to the
 related Underlying Securities Prospectus.   A copy of the  Trust Agreement
with respect to each Series, or the Indenture with respect to each Series of Notes, will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee or the Indenture Trustee, as applicable, specified in the related Prospectus Supplement.

UNDERLYING SECURITIES

     General.    The Underlying  Securities  for  a  Series will  consist
of certificates evidencing an undivided interest in, or notes or loans secured by, Credit Card Receivables generated in Accounts. Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement under the Securities Act or are being registered under the Securities Act
in connection with the offering of a  Series of  Securities.   Underlying
Securities will have been issued pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or a similar agreement (the "Underlying Agreement"). The seller/servicer of the underlying Credit Card
 Receivables (the "Underlying Servicer") will have entered into the Underlying Agreement with the trustee under such Underlying Agreement (the "Underlying Trustee"). Credit Card Receivables underlying an Underlying Security will be serviced by the Underlying Servicer directly or by one or more sub-servicers who may be subject to the supervision of the Underlying Servicer.

     All purchases of Underlying Securities for a Series by the Depositor or the Depositor will be made in secondary market transactions, not from the issuer of such Underlying Securities or any affiliate thereof.
 The transferor of Credit Card Receivables to an Underlying Trust (the "Underlying Transferor") will be a financial institution, corporation, or other entity engaged generally in the business of issuing credit or charge cards; any store or merchandiser that issues credit or charge cards; or a limited purpose or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or any other entity specified in the related Prospectus Supplement or Underlying Securities Prospectus. If so specified in the related Prospectus Supplement, the Underlying Transferor may be an affiliate of the
Depositor.    The  obligations of  the  Underlying Transferor  with  respect to the Underlying Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Underlying Trust. Unless otherwise specified in the related Prospectus Supplement, the Underlying Transferor will not have guaranteed any of the assets conveyed to the related Underlying Trust or any of the Underlying Securities.

     Distributions of principal and interest will be made on the Underlying Securities on the dates specified in the related Underlying
 Prospectus Supplement.  The Underlying Securities may be entitled to
receive  nominal or no  principal  distributions   or  nominal  or  no
interest distributions. Principal and interest distributions will be made on the Underlying Securities by the related Underlying Trustee or the entity specified for such purpose in the Underlying Securities Prospectus. The Underlying Transferor or the Underlying Servicer may have the right to repurchase assets underlying the Underlying Securities after a certain date or under other circumstances specified in the related Underlying Prospectus Supplement.

     Enhancement Relating to Underlying Securities. Enhancement in the form of reserve funds, subordination of other securities issued
under  the Underlying  Agreement,   guarantees,  letters  of  credit,   cash
 collateral accounts, insurance policies, swap agreements or other types of credit, cash flow or other enhancement or derivative arrangements may be provided with respect to the Credit Card Receivables underlying the Underlying Securities or with respect to the Underlying Securities themselves.

     Additional  Publicly Available Information.   The  Prospectus
Supplement for a Series will refer to the publicly available information in respect of the related Underlying Securities and the method by which
such information may  be  obtained.    In  general, information  relating
to the Underlying Securities filed by or on behalf of the Underlying Trust with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the following regional offices of the
 Commission:   New York  Regional Office, Suite 1300,  7 World  Trade
Center, New  York, New  York  10048;  and Chicago Regional  Office, Citicorp
 Center,  Suite  1400,  500 West  Madison  Street, Chicago, Illinois 60661.
 Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington D.C. 20549, at
prescribed rates.   In addition, the  Commission maintains a Website   that
contains   certain  information   regarding   the  Underlying Securities.
The address of the Commission's Website is http://www.sec.gov.

     The related Prospectus Supplement for a Series will specify (in certain cases, by reference to the Underlying Securities Prospectus), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Underlying Securities to be included in the related Trust; (ii) the expected and final maturity of the Underlying Securities;
(iii) the interest rate of the Underlying Securities; (iv) the Underlying Transferor, the Underlying Servicer and the Underlying Trustee for such
Underlying Securities; and (v) any early amortization events applicable to the Underlying Securities.

     If information of the nature described above representing the Underlying Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

THE CREDIT CARD RECEIVABLES UNDERLYING THE UNDERLYING SECURITIES

     General. The primary assets underlying the Underlying Securities for a Series will consist, in whole or in part, of consumer, corporate, revolving credit card, charge card or debit card receivables (collectively, the "Credit Card Receivables") generated from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts (collectively, the "Accounts"). The Accounts may consist of the initial Accounts sold to the Underlying Trust, as well as any additional Accounts added from time to time, but will not include any Removed Accounts (as defined herein).

     The transferor to the Underlying Trust may have the right (subject to certain limitations and conditions), but will not have any obligation, to remove  the  Credit Card  Receivables  in  certain  Accounts
from  the  Trust ("Removed Accounts").   The Underlying Transferor  may be
able to include in the related Underlying Trust, participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Underlying Transferor or any affiliate thereof and collections thereon ("Participations").

     Credit  Card Accounts  and Credit  Card  Receivables.   The Credit
Card Receivables will generally consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated by
the Underlying Transferor   ("Finance  Charge  Receivables")  and  all
amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to
cardholders  on  the Accounts ("Principal  Receivables").   In addition,
certain Interchange (as defined herein) attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance
Charge  Receivables.   Recoveries  of charged-off  Finance  Charge
Receivables  will  generally  be   treated  as collections  of  Finance
Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be
treated  as  Finance  Charge  Receivables.   The  amount  of  Credit Card
Receivables in an Underlying Trust will fluctuate from day to day as new Credit Card Receivables are generated or new Accounts are added to the Underlying Trust and as existing Credit Card Receivables are collected, charged-off as uncollectible or otherwise adjusted. "Interchange" consists of certain fees received by a credit card-issuing bank from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in
connection  with cardholder charges for  merchandise  and   services  is
passed  from  banks   which  clear  the transactions for merchants to credit
card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

     Charge  Card  Receivables  and Credit  Card  Receivables.    Charge
card receivables consist of amounts charged on designated charge card Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts.
  Charge card receivables originated under charge card Accounts are not subject to a monthly finance charge.

     There are distinctions  between the credit card Accounts  and the
charge card Accounts.   The  credit card  Accounts offer  revolving credit
plans to their customers.   Charge  card Accounts generally  have no
pre-set spending limit and  are designed for  use as  a convenient method
of payment for  the purchase of merchandise and services.   Charge card
Accounts generally cannot be used  as  a means  of financing  such
purchases.    Accordingly, the  full balance of  a month's  purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the charge card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to credit card Accounts.

     Another  distinction  between  charge  card  Accounts  and  credit card Accounts is that charge  card Account balances  are generally not
subject  to monthly  finance charges.   As described  above, the full
Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their charge card Accounts to extend payment and to pay a finance charge on the remaining
outstanding balance.   Credit card Accounts, by  contrast, do allow
customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the
credit  card issuer.    Because charge  card Account  balances  are not
assessed finance charges, for the purpose of providing yield to the related Underlying Trust a portion of collections on charge card receivables in Accounts received in any due period equal to the product of collections and  a discount factor  will generally be  treated as finance
charge collections.   Each related Underlying  Securities Prospectus, where
applicable, will describe the discount for a specific portfolio of charge card Accounts.

ADDITIONAL INFORMATION RELATING TO CREDIT CARD RECEIVABLES

     The Underlying Securities Prospectus for the Underlying Securities in a Trust will provide information with respect to the Credit Card Receivables in the related Underlying Trust as of the date specified in such Underlying Securities Prospectus, including, among other things, (i)
the aggregate principal   balance  of  such  Credit  Card  Receivables;
(ii) underwriting criteria; (iii) the loss and delinquency experience for the portfolio of Credit Card Receivables; (iv) the composition of the portfolio by account balance; and (v) the geographic distribution of
 Accounts and  Credit Card Receivables.

COLLECTION ACCOUNTS

     A separate Collection Account will be established by the Trustee, the Indenture Trustee or the Administrator, in the name of the Trustee or the Indenture Trust, for each Series of Securities for receipt of all amounts received on or with respect to the Underlying Securities and,  unless otherwise  specified in  the related  Prospectus  Supplement,
net  investment income earned thereon.   The Trustee or the Indenture
Trustee will invest the funds  in  the   Collection  Account  in  Eligible
Investments.     Eligible Investments  include,  among  other investments,
obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     From time to time, various accounts, including Pre-Funding Accounts, may be created under the terms of the documents related to a specific Series.

CREDIT, CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

     The amounts and types of credit, cash flow or other enhancement or derivative arrangements and the provider thereof, if applicable, with respect to each Class of Securities of a Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit, cash flow or other enhancement or exchange arrangements may be in the form of subordination of one or more classes of Securities of a Series, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps (including without limitation interest rate swaps and currency swaps), exchange agreements, interest rate protection agreements, repurchase obligations, put and/or call options, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or such other derivative or other arrangements as may be described in the related Prospectus Supplement or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement or any such other arrangement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement or any such other arrangement for a series of Securities may cover one or more other series of Securities.


                             THE TRUST AGREEMENT

     The  following  summaries  describe  certain  provisions  of  the
Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions
of the Trust Agreements.    Where  particular  provisions  or  terms  used
in the Trust Agreements are referred to, such provisions or terms are as specified in the Trust Agreements. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

ASSIGNMENT OF UNDERLYING SECURITIES

     The Depositor will  cause Underlying Securities to be  registered in
the name   of  the  Trustee  or   the  Indenture  Trustee   (or  its
nominee  or correspondent), as  applicable.   Unless otherwise specified  in
the related Prospectus Supplement, the Trustee and the Indenture Trustee will not be in possession of or be assignee of record of any underlying assets for an Underlying Security. See "TRUST ASSETS -- Underlying Securities" herein. Each Underlying Security will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Collateral Schedule"), which will specify the outstanding principal balance as of the Cut-off Date and the annual pass-through rate or interest rate and maturity date for each Underlying Security conveyed to the related Trust. In the Trust Agreement, the Depositor will represent and warrant to the Trustee regarding the Underlying
Securities: (i) that the information contained in the Collateral Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Underlying Securities, the Depositor had good title thereto, and was the sole owner thereof; and (iii) that there is no existing lien, charge, security interest or other encumbrance on
such Underlying Securities.   (To the  extent specified in the  related
Prospectus Supplement, a portion of the proceeds from the sale of a Series of Securities may be applied to the deposit of the Pre-Funded Amount into
the  Pre-Funding Account.   The related Prospectus Supplement  for a given
Trust will specify whether, and the terms, conditions and manner under which, Subsequent Underlying Securities will be sold by the Depositor to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").)

REPORTS TO HOLDERS

     The Trustee or the Indenture Trustee will prepare and forward to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (1)  with  respect to  a  Series, the  amount  of any
distribution      allocable to interest;

          (2)  with  respect  to  a Series  the  amount  of  any
distribution      allocable to principal;

          (3)  the  amount of  compensation paid  to  the Administrator
with      respect to such Payment Date;

          (4)  the aggregate  outstanding principal balance of the
Underlying      Securities,  after giving effect to distributions allocated
to principal      and reported under (ii) above;

          (5)  the  aggregate outstanding principal  amount of each  Class
of      Securities of such Series after giving effect to distributions
allocated      to principal reported under (ii) above;

          (6)  in the case of Securities  that have a variable interest
rate,      the rate applicable to the distribution being made;

          (7)  if   applicable,  the  amount  of  any  shortfall  (i.e.,
the      difference between the aggregate amounts of principal and interest
which      Securityholders  would have received  if there were  sufficient
eligible      funds in the Collection Account and the amounts actually
distributed);

          (8)  the  amount  of  any withdrawal  from  any  applicable
Reserve      Account  included in amounts actually distributed to
Securityholders and      the remaining balance  of such Reserve Account, if
any, on such Payment      Date, after giving effect to distributions made on
such date;

          (9)  for each  such date  during the Funding  Period (if  any),
the      remaining Pre-Funded Amount;

          (10) for the  first such date  that is on or  immediately
following      the end of the Funding Period (if any), the amount of any
remaining Pre-      Funded Amount that has not been used  to fund the
purchase of Subsequent      Underlying Securities  and that is  being passed
through as  payments on      the Securities of the related Series; and

          (11) such other  information as is  specified in the  related
Trust      Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year and (b) such information specified in the Trust Agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Payment Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates
will be set  forth in  the  related Prospectus  Supplement.   The  entity
serving  as Trustee  may have  normal banking  relationships  with the
Depositor or  the Administrator.    In   addition,  for  the  purpose  of
meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-Trustees or separate trustees or all or any part of the Trust relating to a Series of Certificates. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Securities or related documents.
If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties
specifically required of  it under the Trust Agreement.   Upon receipt of
the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Securityholders to the Administrator under the Trust Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, (ii) if the Trustee becomes insolvent or (iii) by the holders of Certificates evidencing more than 50% of the aggregate voting rights of the Certificates in the Trust upon 30 days' advance written notice to the
Trustee and  to the Depositor.   Any resignation or removal of the Trustee
and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF THE TRUST AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Administrator, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor or Administrator, (iv) to add any other provisions with respect to matters or questions arising under such Trust Agreement or related Enhancement, (v) to add or amend any provisions of such Trust Agreement as required by a Rating Agency in order to maintain or improve the rating of any of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iv) above will not adversely affect in any material respect the interests of any Securityholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating the related Securities that such amendment will not cause such Rating Agency to reduce the then
current  rating thereof.   The Trust Agreement  for each Series  may also be
 amended by the Trustee, the Administrator and the Depositor with respect to such Series with the consent of the holders possessing not
less than  66  2/3%   of  the  aggregate  outstanding  principal   amount
of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

     The  related  Prospectus  Supplement  will  set   forth  the  method
of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Trust  Agreement will provide for the holding  of any annual or
other      meeting of Certificateholders.

TERMINATION

     The  obligations  created by  the  Trust  Agreement  for a  Series
will terminate   upon  the  distribution  to  Certificateholders  of  all
amounts distributable to them pursuant to such Trust Agreement after the earlier of (i) the final payment or other liquidation of the last Underlying Security remaining in the Trust for such Series or (ii) the repurchase as described in the Prospectus Supplement by the Depositor or any other entity named in the Prospectus Supplement from the Trustee for such Series of all Underlying Securities and other property at that time subject to the Trust Agreement. If specified in the related Prospectus Supplement, the Trust Agreement for each Series will permit, but does not require, the Depositor or any other entity named in the Prospectus Supplement to repurchase from the Trust for such Series all remaining Underlying Securities on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Underlying Securities of such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified
in the related Prospectus Supplement.   In no event, however, will the trust
created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified
therein.   For each Series, the Administrator  or the Trustee, as
applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at
an office  or  agency specified  in the  notice of  termination.   If  so
provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Optional Purchase or Termination" herein.


                                THE DEPOSITOR

     Morgan Stanley ABS Capital II Inc. (the "Depositor") was incorporated in the State of Delaware on May 5, 1997 and is a wholly-owned subsidiary of
Morgan Stanley, Dean Witter, Discover & Co.   The  Depositor maintains its
principal office at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-1817.

     The   Depositor  will   have  no   ongoing   servicing  obligations
or responsibilities with  respect to any  Credit Card Receivables  or
Underlying Securities.   The Depositor does  not have  and does not  expect
to  have any significant assets.

     As specified in the related Prospectus Supplement, the Administrator with respect to any Series of Certificates and/or Notes may be an affiliate of the Depositor. The Depositor anticipates that it will acquire Underlying Securities in the open market or in privately negotiated transactions. Such acquisition may be made through or from one or more affiliates of the Depositor.

     Neither the Depositor, the underwriters nor any of their respective affiliates will insure or guarantee the Underlying Securities or the Certificates and/or Notes of any Series.


                               USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities offered hereby and by the related Prospectus Supplement for one or more of the following purposes: (i) to purchase the related Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Assets, (iii) to establish a Pre- Funding Account for such Series, (iv) to establish any Reserve Account described in the related Prospectus Supplement, and (v) to pay costs of structuring and issuing such Securities, including the costs of obtaining any Enhancement.


                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is a discussion  of certain material U.S. federal
income tax  consequences  of   the  purchase,  ownership  and   disposition
of  the Securities.   This discussion  does not purport  to deal with  all
aspects of U.S. federal income taxation that may be relevant to holders of the Securities in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations any dealers in
Securities).   As specified in  each Prospectus Supplement,  the Trust will
be provided  with an opinion of  Brown & Wood LLP ("Federal   Tax  Counsel")
 regarding  certain  federal  income  tax  matters discussed below.   An
opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling on any of the issues
discussed below will  be sought from  the IRS.   Taxpayers and preparers  of
tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Prospective investors are advised to consult their own tax advisors with regard to the U.S. federal income tax consequences of holding and disposing of the Securities, as well as the tax consequences arising under the laws of any
state, foreign country or other jurisdiction.   This discussion is based
upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

     The Securities of a Series may be classified for U.S. federal income tax purposes as (i) indebtedness, (ii) an ownership interest in some or all of the assets included in the Trust for a Series or (iii) otherwise specified in the Prospectus Supplement for such Series.

     As used herein, the term United States person means a beneficial owner of a Security that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial
decisions  of  the   trust.    Notwithstanding   the  preceding sentence,to
the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Treasury Regulations prior to such date, that elect to continue to be treated as United States persons also will be a United
States person.    As  used  herein, the  term  "non-United  States  person"
means  a beneficial owner of a Security that is not a United States person.

TREATMENT OF THE NOTES AS INDEBTEDNESS

     The  Depositor will  agree,  and  the Noteholders  will  agree by their purchase of Notes, to treat the Notes as debt for U.S. federal income tax purposes. If so specified in the Prospectus Supplement for a Series, Federal Tax Counsel will advise the Trust that the Notes of a
 Series  will be classified as  debt for federal  income tax purposes.   The
 discussion below assumes this characterization of the Notes is correct. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for U.S. federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.

     Interest Income to Noteholders. Assuming the Notes are debt obligations for U.S. federal income tax purposes, interest thereon will be taxable as ordinary income for U.S. federal income tax purposes when received by Noteholders utilizing the cash basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Interest received on the Notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a Noteholder who buys a Security for less than its principal amount (assuming the Note is issued without OID) will be subject to the "market discount" rules of the Code, and a Noteholder who buys a Note for more than its principal amount will be subject to the premium amortization rules of the Code. See "-- Original Issue Discount" below for a description of the U.S. federal income tax consequences if the Notes are issued with OID.

     The Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders. See "-- Backup Withholding" herein.

     The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6%.

     Original Issue Discount. The following summary is a general discussion of the U.S. federal income tax consequences to Noteholders who are United States persons owning Notes issued with original issue discount ("OID Notes" and "OID", respectively). It is based upon income tax regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275.

     In  general,  the  OID with  respect  to  any OID  Note  will  equal the difference between  the principal  amount  of the  Note and  its issue price (defined as the initial offering price to the public at which price a substantial amount of the OID Notes have been sold), if such excess is 0.25% or more of the OID Note's principal amount multiplied by the  number of complete years  to its  maturity (the  "de minimis
amount").   Even if  such excess is  less than the  de minimis  amount, if a failure to pay interest currently on the Notes is not a default it is possible that all stated interest could be treated as principal for this purpose (and for purposes of the computations described below) with the result that the Notes could be viewed as OID Notes. Holders of OID Notes must include OID in income for U.S. federal income tax purposes as it accrues under a method that takes account of the compounding of interest, in advance of receipt of the related cash payments.

     In general, each Noteholder of an OID Note, whether such Noteholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Note for each day during the taxable year that the Noteholder owns the Note. The daily portion of OID on an OID Note is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period.
  In the case of an initial Noteholder, the amount of original issue discount on an OID Note allocable to each accrual period is determined by
(i) multiplying the "adjusted issue price" (as defined below) of the Note by a fraction, the numerator of which is the annual yield to maturity of such Note and the denominator of which is the number of accrual periods in a year, and (ii) subtracting from the product the amount of
interest  paid  during  that  accrual  period.   The "adjusted issue price"
of an OID Note at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments (other than payments of qualified stated interest) previously made with respect to the OID Note. As a result of such "constant yield" method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straightline basis. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments (or to the extent provided in regulations, by reason of other events). Moreover, the legislative history to the provisions provides that the same prepayment assumptions used to price a debt instrument to be used to calculate OID, as well as to accrue market discount and amortize premium. Here the OID Notes will not technically fit within the provisions of the Code that require the use of a prepayment assumption because they are paid according to the sale of credit card
receivables.   Nevertheless, an  OID Note's rate  of prepayment  may be
based upon the paydown of certain Base Mortgage Loans. In such a case, the rate of prepayment of the Base Mortgage Loans will be used in pricing
the Notes.   Accordingly, if the Issuer uses a prepayment assumption,  such prepayment assumption  will be specified  in the relevant Prospectus
Supplement.

     In the event that a Noteholder purchases an OID Note at an "acquisition premium," i.e., at a price in excess of the issue price, plus the OID accrued prior to acquisition and minus any principal payments made with respect to the OID Note prior to acquisition, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a Noteholder who purchases an OID Note at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

     A Noteholder's tax basis in an OID Note generally will be the Noteholder's cost increased by any OID included in income (and market discount, if any, if the Noteholder has elected to include accrued market discount in income on a current basis) and decreased by the amount of any principal payment received with respect to the OID Note. Gain or loss on the sale, exchange or redemption of an OID Note generally will be long-term capital gain or loss if the OID Note has been held for more than a year except to the extent that such gain represents accrued market discount not previously included in the Noteholder's income.

     If an early amortization event occurs with respect to the Underlying Securities, any early payments of principal as a result of either such event could result in acceleration of income corresponding to a portion of the unaccrued OID.

     Contingent Payment Securities. Where the Notes have been issued with contingent interest and, as a result, would be subject to the contingent payment rules under the original issue discount ("OID") provisions of the Code, a Prospectus Supplement will so provide. Under the contingent payment debt rules, the timing of the recognition of income (including original issue discount, market discount and premium) depends on the issue price of the Notes and the terms of the contingencies.

     Effects  of Defaults  and  Delinquencies.   Holders  of  Notes that
are treated as debt for U.S. federal income tax purposes will be required to report income with respect to such Notes under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Primary Assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Note in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Note is reduced as a result of a Primary Asset
default.   However, the timing and character of  such losses or reductions in income are uncertain and, accordingly, holders of Notes should consult their own tax advisors on this point.

     Sale or Exchange. A Noteholder's tax basis in its Note is the price such holder pays for a Note, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Note, measured by the difference between the amount realized and the Note's basis as so adjusted, will generally be a capital gain or loss, assuming that the Note is held as a capital asset.

     A portion of any gain from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent such Note is held as part of a "conversion transaction" within the meaning of Code
Section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's
net  investment in  such transaction.   The amount of gain  realized in a
conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

     The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than eighteen months as of the date of disposition to 20% (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Gain recognized by individual taxpayers on assets held more than twelve but not more than eighteen months continue to be taxed at a 28% rate.

     Foreign Investors.   If so specified in the Prospectus  Supplement for
a Series, Federal Tax Counsel will give its opinion that the Notes of a Series of Securities will properly be classified as debt for U.S. federal income tax purposes. If the Notes are treated as debt:

          (a)  interest paid to  a non-United States  person would be
exempt      from  U.S.  withholding  taxes  (including  backup  withholding
taxes),      provided the holder complies with applicable identification
requirements      (and does not actually  or constructively own 10% or more
of the voting      stock of  the Depositor and is not a controlled foreign
corporation with      respect  to the Depositor).  Applicable identification
requirements will      be satisfied if there is delivered to a securities
clearing organization      (or bank or other financial  institution that
holds the Notes on  behalf      of the customer in the ordinary course of
its trade or business) (i) IRS      Form  W-8 signed under penalties  of
perjury by  the beneficial owner of      such Notes  stating that the
holder is not  a United States  person and      providing such holder's
name and address, (ii) IRS Form  1001 signed by      the  beneficial owner
of  such  Notes or  such  owner's agent  claiming      exemption from
withholding under an  applicable tax treaty, or (iii) IRS      Form 4224
signed by the beneficial owner of  such Notes of such owner's      agent
claiming  exemption from  withholding of  tax on income  connected      with
the conduct of a trade  or business in the United States;  provided      in
any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise  required to withhold tax and  (y) none of the entities receiving  the form  has actual  knowledge that the  holder is  a United
   States person or that any certification on the form is false;

          (b)  a holder of a Note who is a non-United States person  will
not      be subject to  U.S. federal  income tax  on gain realized  on the
sale,      exchange or  redemption of  such Note, provided  that (i)  such
gain  is      attributable to an office or other fixed place of business
maintained by      the holder in the United States, (ii) in the case of a
holder that is an      individual, such holder is not present in the United
States for 183 days      or  more  during  the  taxable year  in  which
such  sale,  exchange or      redemption occurs  and (iii)  in the case  of
gain  representing accrued      interest, the conditions described in clause
(a) are satisfied; and

          (c)  a  Note held by  an individual who  at the time of  death is
a      nonresident alien  will not be  subject to United States  federal
estate      tax as  a result of  such individual's death if,  immediately
before his      death, (i) the individual did not actually or constructively
own 10%  or      more of the voting stock of  the Depositor and (ii) the
holding of  such      Note was not effectively connected with the conduct by
the decedent of a      trade or business in the United States.

     If the IRS were to contend successfully that a Series of Securities are interests in a partnership (not taxable as a corporation), a Noteholder that is a non-United States person might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Notes are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Notes were treated as dividends, would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

     Backup Withholding.   A Noteholder may, under certain  circumstances,
be subject  to  "backup  withholding"  at  a   rate  of  31%  with  respect
 to distributions or the proceeds of a sale of Notes to or through brokers that represent interest or OID on the Notes. This withholding generally applies if the holder of a Note (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however,
with respect to certain payments made   to  Noteholders,  including
payments  to  certain  exempt  recipients (generally,  holders   that  are
corporations,  tax-exempt   organizations, qualified pension and
profit-sharing trusts, individual retirement accounts, or non-United States persons who provide certification as to their status as non-United States
persons) and to  certain non-United States persons.   Each nonexempt
Noteholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS
 as credit against the  holder's federal  income tax  liability.   Holders
of the Notes should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     Final Treasury Regulations issued October 6, 1997 and effective for payments made after December 31, 1998 would alter the foregoing
rules  in certain respects.    In particular,  the  Final Regulations
provide certain presumptions under which non-United States persons may be subject to information reporting and backup withholding in the absence of required certification. Non-United States persons of the Notes should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemption therefrom and the procedure for obtaining such an exemption, if available.

     The Trustee will report to the Noteholders and to the Administrator for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Notes. The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Noteholder or each person holding a Note on behalf of a Noteholder at any time during such year, such information as the Trustee deems necessary or desirable to assist Noteholders in preparing their federal income tax returns.

TAX STATUS AS A PARTNERSHIP

     General.   If  specified in  the related  Prospectus Supplement,  to
the extent there is  more than  one Certificateholder the  Trust relating to the Series of Certificates will receive an opinion from Federal Tax Counsel that the Trust will be classified as a partnership for U.S. federal income tax purposes and not as an association taxable as a
corporation  (assuming compliance   with   the   Certificateholders'
representations   or   deemed representations, as  the case  may be) in
such case, the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the
Certificateholders and  the Notes  being debt  of the partnership.    See
"--Treatment of Trust as a Disregarded Entity" for discussion of U.S. federal income tax consequences of all Certificates being held by one person. It should be noted that to the extent the Trust is classified as a partnership for U.S. federal income tax purposes Certificates should not be held by tax-exempt entities (including pension funds). To such an entity, income from partnership interests would be "unrelated business
taxable  income."    In  addition, because  of  certain  potentially
adverse consequences, to the extent the Trust is classified as a partnership for U.S. federal income tax purposes, Certificates cannot be held by non-U.S. persons. Accordingly, if the Trust is so classified, transfers of Certificates to non- U.S. persons will be null and void ab initio.

     Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material U.S. federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Certificates should consult their own tax advisors regarding the U.S. federal income tax consequences discussed below, as well as any other material U.S. federal income tax consequences that may result from applying the provisions of Subchapter K to the ownership and transfer of a Certificate.

     Partnership Taxation.  As a partnership,  the Trust will not be
subject to U.S. federal income tax.   Rather, each Certificateholder will be
required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust . The Trust's income will consist primarily of proceeds from the Underlying Securities (including appropriate adjustments for market discount, OID and bond premium), proceeds of Eligible Investments, payments made by the Swap Counterparty to the Trust under the Swap Agreement (if so specified in the Prospectus Supplement), and amounts realized by the Indenture Trustee upon the sale or other liquidation of Underlying Securities or Eligible Investments. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, payments made to the Swap Counterparty under the Swap Agreement, other fees, and losses or deductions upon collection or disposition of the Underlying Securities or Eligible Investments.

     It is important to note that cash basis holders may in effect be required to report income from the Certificates on an accrual basis and Certificateholders may become liable for taxes on the Trust's income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     An individual taxpayer's share of expenses of the Trust (not including interest expenses) are miscellaneous itemized deductions which are deductible to the extent they exceed two percent of the individual's adjusted gross income. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Issuer.

     Computation of Income.   Taxable income of the Trust will be computed
at the Trust level and then allocated pro rata to the Certificateholders. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described above
with respect to the  market discount   rules)   will   be   made   by,  the
 Trust   rather   than   the Certificateholders.  The Trust intends,  to the
extent possible, to have the taxable income of the Trust computed under the accrual method of accounting. To the extent that OID, if any, on the Underlying Securities exceeds a de minimis amount, the Trust would have OID income. Moreover, if the purchase price paid by the Trust for the Underlying Securities is greater or less than the remaining principal balance of the Underlying Securities at the time of purchase, the Underlying Securities will have been acquired at a premium or discount, as
 the  case  may  be.   If  the  Trust  acquires  the  Underlying Securities
at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Underlying Securities or to offset any such premium against interest
income on the  Underlying Securities.   In addition,  the Trust  intends to
adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by
reference  to the  tax years  of  the Certificateholders.    As  a result,
an  owner of  a Certificate would be required  to include its pro rata share of Trust income for a taxable year as determined by the Trust in such Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

     Determining the  Bases  of  Trust  Assets.   The  Trust  will  become
a partnership on the  first date when the  Trust Certificates are held  by
more than  one person.   On that  date, each  of the Certificateholders
should be treated as having purchased a pro rata share of the assets of the Trust (subject to the liability for the Notes) followed immediately
by  a deemed contribution  of  such   assets  to  the  newly  formed
partnership.    The partnership's basis in  the Trust's assets  would
therefore equal the sum of the Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed
 contribution to the partnership.   To the extent that the fair market value
of the assets deemed contributed to the partnership varied from the bases of such assets to the partnership, the allocation of taxable income to the Certificateholders would be adjusted in accordance with Code Section 704(c) to account for such variations.

     Pursuant  to final regulations issued on May  9, 1997 under Code
Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new
partnership")  in exchange for  interests in  the new  partnership.   Such
interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or
exchange.   Accordingly, under these new regulations, if the Trust were characterized as a partnership and a sale of Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Tax  Treatment of  Swap Agreements.   If  so specified  in  a
Prospectus Supplement, the  Trust will  enter into  one or  more Swap
Agreements.   The Internal Revenue Service (the "IRS")  has issued
regulations that address the timing of income and deductions with respect to certain notional principal contracts (the "Swap Regulations"). In general, the Swap Agreements should constitute notional principal
contracts  within  the  meaning  of the  Swap Regulations.    The Swap
Regulations generally require that ratable daily portion of net payments accruing under a notional principal contract within a taxable year to be deducted from or included in income for that year, despite actual payment or receipt in the following taxable year. Accordingly, the Certificateholders will be required to include in income their pro rata share of the Trust's income or deduction attributable to a Swap Agreement recognized in a given year even if the Certificateholder is a cash method taxpayer. Under the terms of a Swap Agreement, a Certificateholder could be treated as making or receiving an upfront "nonperiodic payment" as that term is defined in the Swap Regulations.
Such a characterization could result in a recognizing income less than or in excess of amounts actually received under the Swap Agreement
throughout the  life of  the Swap  Agreement.   In addition, under the Swap
Regulations, if a Swap Agreement is assigned by any Swap Counterparty, the Certificateholders may be required to recognize gain or loss on such assignment as though the Swap Agreement had been terminated and a new Swap Agreement had been entered into. The Certificateholders will be required to account for any Swap breakage fees paid or received pursuant to the Swap Agreement as ordinary income or deduction unless the Swap Agreement constitutes "personal property" under Code Section 1092(d) (i.e., a contract based on the same or substantially similar specified indices constitute personal property of a type which is "actively traded" within the meaning of Code Section 1092(d)). If the Swap Agreement constitutes personal property under Code Section 1092(d) and the Swap breakage fees constitute a termination payment within the meaning of Code Section 1234A, any Swap breakage fees paid or received pursuant to the Swap Agreement prior to the end of the term of the Swap Agreement would constitute capital gain or loss. It is possible that one or more of the Swap Agreements entered into by the Trust, although documented as such, will not constitute notional principal contracts under the Swap Regulations. In such a case, the substance of the Swap Agreement will govern how it is treated for U.S. federal income tax purposes.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the
Certificates sold.    To the  extent  the  Trust  is  characterized as  a
partnership,  a Certificateholder's  tax  basis in  a  Certificate will generally  equal the holder's  cost  increased  by  the  holder's  share  of the  Trust's  income (includible in gross income) and decreased by any
distributions received with respect  to  such  Certificate.   In  addition,
both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and others
liabilities  of the  Trust.   A holder acquiring Certificates at different
prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or others disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Underlying Securities would generally be treated as ordinary income to the holder and could give rise to special tax reporting requirements.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations  Between Transferors  and  Transferees.    In  general,
the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

     The use of  such a monthly convention  may not be permitted  by
existing laws and  regulations.   If  a monthly  convention is  not  allowed
(or  only applies to transfers  of less  than all of  the partner's
interest),  taxable income   or  losses   of   the   Trust  might   be
reallocated  among   the Certificateholders.   The Administrator is
authorized to revise  the Trust's method  of allocation  between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

     Code Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the
Certificate  than  the  selling Certificateholder had.   The  tax basis  of
the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Code
Section   754.    In  order  to  avoid   the administrative  complexities
that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the
Trust  will  not  make  such  election.    As  a  result, Certificateholders
might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters.   The Administrator will be  required to
prepare and file a partnership information return (IRS Form 1065) signed by the Tax Matters Partner with the IRS for each taxable year of the Issuer and will report each Certificateholder's allocable share of items of the Trust's income and expense to Certificateholders and the IRS on
Schedule K-1.   The Tax Matters  partner is the partner with the  largest
profits interest in the partnership at the close of the taxable year involved (or, where there is more than one such partner, the partner
whose name would appear first in  an alphabetical listing).    The
Administrator will provide the Schedule K-1 information to nominees that fail to provide the Administrator with the information statement described in Code Section 6031, and such nominees will be required to forward such information to the beneficial owners of the Certificates.
 Generally, Certificateholders must file returns that are consistent with the information returns filed by the Trust or be subject to penalties unless  the  Certificateholder  notifies  the  IRS  of  all  such
inconsistencies.   In  addition to  signing  the partnership  return the
Tax Matters Partner will have certain administrative responsibilities in the event the partnership is audited by the IRS.

     Treatment of Trust as a Disregarded Entity. If specified in the related Prospectus Supplement, to the extent there is only one Certificateholder, the Trust will be disregarded as an entity separate from the Certificateholder for U.S. federal income tax purposes. The Certificateholder will be treated as owning the assets of the Trust directly and all income, losses, deductions and credits of the Trust will be treated as those of the Certificateholder. A cash basis Certificateholder may in effect be required to report income from the Certificates on an accrual basis and may become liable for taxes on Trust income even if it has not received cash from the Trust to pay such taxes. In addition, to the extent the Certificateholder is an
individual, expenses  (not  including  interest  expenses)   are
miscellaneous itemized deductions which are deductible to the extent they exceed two percent of the individual's gross income. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. See "--Computation of Income" and "--Payments under the Swap Agreement" herein for a description of other U.S. federal income tax consequences of owning the assets of Trust.

TAX STATUS AS A GRANTOR TRUST

     General.   If  specified in  the related  Prospectus Supplement,  in
the opinion  of  Federal   Tax  Counsel,  the  Trust  relating  to  a
Series of Certificates will be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Certificates of such Series, "Pass-Through Securities"). In some Series there will be
no separation  of the  principal   and  interest   payments  on  the
Securities.     In  such circumstances, a Certificateholder will be
considered to have purchased a pro rata  undivided  interest in  the
Securities.    In other  cases  ("Stripped Securities"),  sale of  the
Certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

     Each Certificateholder must report on its U.S. federal income tax return its share of the gross income derived from the Securities (not reduced by the amount payable as fees to the Trustee and the Administrator and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Securities directly, received directly its share of the amounts received with respect to the Securities, and paid directly its share of
the servicing fees.   In the case of Pass-Through Securities  other than
Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Securities and, in the case of Stripped Securities, such income will consist of a pro rata share of the
income derived from each stripped bond or stripped coupon   in   which   the
  Certificateholder   owns   an  interest.      The Certificateholder will
generally be entitled to deduct servicing fees under Code Section 162 or Code Section 212 to the extent that such servicing fees represent "reasonable" compensation for the services rendered by the Trustee and the
 Administrator  (or  third  parties that  are  compensated  for  the performance of services). In the case of a noncorporate holder, however, servicing fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such
holder's  alternative minimum  tax liability.    In  addition, the  amount
of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6%.

     Discount or  Premium on  Pass-Through Securities.   Discount on  a
Pass- Through  Security  represents OID  or  market discount.    In the
case of a Underlying Security with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during the year.

     Stripped  Securities.   A Stripped  Security  may represent  a right
to receive only a portion of the  interest payments on a Underlying Security
 (a "Stripped Coupon"), a right to receive only principal payments on a Underlying Security or a right to receive certain payments of both
interest and  principal (a  "Stripped  Bond").   Pursuant to  Code  Section
1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Code Section 1286 applies the OID
rules to  stripped bonds  and stripped coupons.    For purposes  of
computing OID, a Stripped Bond or a Stripped Coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     The  Code, OID  Regulations  and judicial  decisions  provide no direct guidance  as to  how the  interest and  OID rules  are to  apply to
Stripped Securities.    Although the  tax  treatment  of  Stripped
Securities is not entirely clear, a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is
purchased for  purposes of calculating any OID.   Generally,  under Treasury
 regulations (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond
Certificate will be considered to have been issued  with OID.   Based on the
preamble to the Section 1286 Treasury Regulations, it appears that stated interest on a Stripped Bond Certificate will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Under  the  foregoing  rules,  it  is  anticipated  that  Stripped
Bond Certificates will be considered to be issued with de minimis OID, which will therefore be considered to be  zero and Stripped Coupon
Certificates will  be issued  with OID.   If Stripped  Bond Certificates
are issued with OID, the rules described in this paragraph would apply. Generally, the owner of a Stripped Security issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Security for each day on which it owns a Stripped Security, including the date of purchase but excluding the date of disposition. In the case of an original Stripped Security holder, the daily portions of OID with respect to a Stripped Security generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Security during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date) that ends on the earlier to occur of the day in the calendar year corresponding to each
Distribution Date or the last  day of the related accrual period.   This
will be done, in the case of each  full monthly accrual period, by adding
(i) the present value of all remaining payments to be received on the Stripped Security and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issued price" of the Stripped Security at the beginning of such accrual period. The "adjusted issue price" of a Stripped Security at the beginning of the first accrual period is its issue price (as determined for purposes of the original issue discount rules of the Code) and the "adjusted issue price" of a Stripped Security at the beginning of a subsequent accrual period is the "adjusted issued price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or
during that accrual period.   The OID accruing during such accrual period
will then be divided by the number of days in the  period to  determine the
daily portion of  OID for  each day  in the period.   With respect to  an
initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in proposed Treasury regulations with respect to OID, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Stripped Security.

     Tax Treatment  of Swap Agreements.   If so  specified in the
Prospectus Supplement, the  Trust will  enter into  one or  more Swap
Agreements.   The Internal Revenue Service (the "IRS")  has issued
regulations that address the timing of income and deductions with respect to certain notional principal contracts (the "Swap Regulations"). In general, the Swap Agreements should constitute notional principal
contracts  within  the  meaning of  the  Swap Regulations.   The  Swap
Regulations generally require that ratable daily portion of net payments accruing under a notional principal contract within a taxable year to be deducted from or included in income for that year, despite actual payment or receipt in the following taxable year. Accordingly, the Certificateholders will be required to include in income their pro rata share of the Trust's income or deduction attributable to a Swap Agreement recognized in a given year even if the Certificateholder is a cash method taxpayer. Under the terms of a Swap Agreement, a Certificateholder could be treated as making or receiving an upfront "nonperiodic payment" as that term is defined in the Swap Regulations. Such a characterization could result in a recognizing income less than or in excess of amounts actually received under the Swap Agreement throughout
the  life of  the Swap  Agreement.   In addition, under the Swap
Regulations, if a Swap Agreement is assigned by any Swap Counterparty, the Certificateholders may be required to recognize gain or loss on such assignment as though the Swap Agreement had been terminated and a new Swap Agreement had been entered into. The Certificateholders will be required to account for any Swap breakage fees paid or received pursuant to the Swap Agreement as ordinary income or deduction unless the Swap Agreement constitutes "personal property" under Code Section 1092(d) (i.e., a contract based on the same or substantially similar specified indices constitute personal property of a type which is "actively traded" within the meaning of Code Section 1092(d)). If the Swap Agreement constitutes personal property under Code Section 1092(d) and the Swap breakage fees constitute a termination payment within the meaning of Code Section 1234A, any Swap breakage fees paid or received pursuant to the Swap Agreement prior to the end of the term of the Swap Agreement would constitute capital gain or loss. It is possible that one or more of the Swap Agreements entered into by the Trust, although documented as such, will not constitute notional principal contracts under the Swap Regulations. In such a case, the substance of the Swap Agreement will govern how it is treated for U.S. federal income tax purposes.

     Sale or Exchange. A Certificateholder's tax basis in its Certificate is the price such holder pays for a Certificate, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium.

     Gain or loss recognized on a sale, exchange, or redemption of a Certificate, measured by the difference between the amount realized and the Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Certificate is held as a capital asset. Gain or loss from the sale of a Grantor Trust Certificate that might otherwise be capital gain may be treated as ordinary income to the extent such Certificate is held as part of a "conversion transaction" within the meaning of Code Section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

     Foreign Investors. Under the Code, unless interest (including OID) paid on a Certificate is considered to be "effectively connected" with a trade or business conducted in the United States by a non-United States person, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the Securities, or (ii) the recipient is a controlled foreign corporation to which the issuer of the Securities is a related person) and will be exempt from U.S. federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, however, may be subject to withholding to the extent that the Securities were originated on or before July 18, 1984.

FASIT SECURITIES

     General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance  of  debt  securities  including  mortgage-backed  and
asset-backed securities.   Although the FASIT  provisions of the  Code
became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions.
 Accordingly, definitive guidance cannot be provided with respect to many
aspects of the tax treatment of  FASIT  Securityholders.    Investors  also
should  note  that  the  FASIT discussion contained  herein constitutes only a summary of the U.S. federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the U.S. federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for U.S. federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the
related  Series FASIT.   The Prospectus Supplement for each Series of
Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification as a FASIT

     The Trust underlying a Series (or one or more designated pools of assets held in the Trust) will qualify under the code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests,"
respectively, if  (i) a FASIT  election  is  in  effect,   (ii)  certain
tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust is not a regulated investment company as defined in Code Section 851(a).

     Asset Composition

     In order for a Trust (or one or more designated pools of assets held by a Trust) to be eligible for FASIT status, substantially all of the assets of the Trust (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduct as defined in Code
Section 860D ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT

     In  addition  to  the foregoing  asset  qualification  requirements,
the interests in  a  FASIT also  must  meet certain  requirements.   All  of
 the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership
interest that is  held by  a fully taxable  domestic C  corporation.   In
the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasure rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either
(a) a fixed rate with respect to he principal amount of the regular interest or (b) a permissible variable rate with respect to such
principal amount.   Permissible variable rates for FASIT  regular interests
are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally,
(i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT Regular Security.

     If a FASIT Security fails  to meet one or  more of the requirements set out in clauses (iii), (iv), or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest
known as a "High-Yield Interest."   In addition, if a  FASIT Security fails
to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the
Security,  the Security also will qualify as a High-Yield Interest.   A
High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as
inventory,  rather than  for  investment.    In addition, holders  of
High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

Consequences of Disqualification

     If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for U.S. federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association
taxation as a corporation, or as a partnership.   The  FASIT Regular
Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury
to issue regulations that address situations where  a   failure  to  meet
the  requirements  for  FASIT   status  occurs inadvertently and in  good
faith, such regulations have not  yet been issued. It   is  possible  that
disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     Tax Treatment of FASIT Regular Securities

     General.    Payments received  by  holders of  FASIT  Regular
Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for Notes.
See "Certain Federal  Income Tax Consequences  -- Taxation of Debt
Securities -- Original Issue Discount," above.   High-Yield Securities may
be held only by Eligible Corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived form those Securities.

     FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code
Section 7701(a)(19) to the same extent the REMIC Securities would be so considered. In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     Sale, Exchange  or Redemption.   If  a FASIT  Regular Security is
sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the FASIT Regular Security. Such adjusted basis generally will equal the cost of the FASIT Regular Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the FASIT Regular Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a FASIT Regular Security will recognize gain equal to the excess, if any, of the amount of the payment over the holders' adjusted
basis  in the  FASIT Regular Security.   A  FASIT Regular  Securityholder
who receives a final payment that is less than the holder's adjusted basis in the FASIT Regular Security will generally recognize a loss.
 Except as provided in the following paragraph and as a provided under "--Market discount" above, any such gain or loss will capital gain or loss, provided that the FASIT Regular Security is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221.

     The Certificates will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a FASIT Regular Security by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

     The FASIT Regular Security information reports will include a statement of the adjusted issue price of the FASIT Regular Security at the
beginning of each  accrual period.   In  addition,  the reports  will
include information necessary to compute the accrual of any market discount that may arise upon secondary trading of FASIT Regular Securities.
 Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the FASIT may not have, it appears that the information reports will only require information pertaining the appropriate proportionate method of accruing market discount.

Treatment of High-Yield Interest

     High-Yield   Interests  are  subject  to  special  rules  regarding
the eligibility of holders of such interest, and the ability of such holders to offset income derived from their FASIT Security with losses.
 High-Yield Interest may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as
inventory.   If  a securities dealer (other than an  Eligible Corporation)
initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interest to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Inters, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High- Yield Interests.

Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents  the residual equity interest in
a FASIT.   As such,  the holder of  a FASIT  Ownership Security  determines its taxable  income by taking into account all  assets, liabilities, and
items of income, gain,  deduction,  loss, and  credit of  a FASIT.    In
general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax- exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Securities as are holders of High-Yield Interest. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interest."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code
Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under the marked-to-market rules or the securities' value after applying special valuation rules contained in the FASIT
provision.   Those special valuation  rules generally require  that  the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation.
 Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

Backup Withholding

     Holders of FASIT Securities will be subject to backup withholding to
the same  extent  holder of  REMIC  Securities would  be  subject.   See
"Certain Federal Income Tax Consequences -- Taxation of Debt Securities -- Backup Withholding."


                           STATE TAX CONSIDERATIONS

     In addition to the U.S. federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax
laws of  any  state.   Therefore, potential investors should consult their
own tax advisors with respect to the various state tax consequences of an investment in the Securities.


                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Code Section 4975 prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities  under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the
Trust  were deemed to be assets of  the Benefit Plan.   Under a regulation
issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions
contained in the Plan Assets Regulation was  applicable.   An  equity
interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                             PLAN OF DISTRIBUTION

     On the terms  and conditions set  forth in an underwriting  agreement
or underwriting  agreements  with  respect  to   the  Notes,  if  any,  and
the Certificates,   if  any,  of   a  Series  (collectively,   the
"Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will, severally and not jointly, agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of such Series set forth therein and in the related Prospectus Supplement.

     In the Underwriting Agreement with respect to any Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each Class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may
be offered to  certain  dealers  participating  in   the  offering  of  such
 Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time
of such  sale.   After the initial  public offering  of any  such  Notes and
 Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

     Pursuant to each Underwriting Agreement with respect to a Series of Securities, the closing of the sale of any Class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such Classes of Securities of that Series.


                                LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates and the Notes will be passed upon for the Depositor and for the underwriters by Brown & Wood LLP, New York, New York.


                           INDEX OF PRINCIPAL TERMS

Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5, 21
acquisition premium . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
adjusted issue price  . . . . . . . . . . . . . . . . . . . . . . . .  29, 36
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
applicable Federal rate . . . . . . . . . . . . . . . . . . . . . . .  30, 37
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 17
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Collateral Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Credit Card Receivables . . . . . . . . . . . . . . . . . . . . . . . . 5, 21
daily portions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28, 36
de minimis amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 26
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Eligible Corporations . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Enhancements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Enhancer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  17
FASIT Qualification Test  . . . . . . . . . . . . . . . . . . . . . . . .  38
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 27
Finance Charge Receivables  . . . . . . . . . . . . . . . . . . . . . . .  21
Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Interchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
IO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27, 33
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
market discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
new partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Non-United States person  . . . . . . . . . . . . . . . . . . . . . . . .  27 nonperiodic payment . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Nonresidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28, 29
OID Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
old partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 16
Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Pass-Through Securities . . . . . . . . . . . . . . . . . . . . . . . . .  35
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 14
personal property . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .  42
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Principal Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .  21
prohibited transactions . . . . . . . . . . . . . . . . . . . . . . . . .  42
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Removed Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . .  36
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Security Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Securityholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Stripped Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Stripped Coupon . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Stripped Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  23
Subsequent Underlying Securities  . . . . . . . . . . . . . . . . . . . . . 6
Swap Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
TIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Underlying Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Underlying Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Underlying Securities . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Underlying Securities Prospectus  . . . . . . . . . . . . . . . . . . . . . 8
Underlying Securities Trustee . . . . . . . . . . . . . . . . . . . . . . . 6
Underlying Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 20
Underlying Transferor . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Underlying Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Underlying Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                                      ANNEX I
                 GLOBAL CLEARANCE, SETTLEMENT
               AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. If so specified in the related Prospectus Supplement, investors in the Global Securities may hold such Global Securities through The
Depository  Trust Company  ("DTC")  (in  the United  States)  or,  solely in the case of (i) Certificates issued by a Trust that is a grantor trust and (ii) Notes, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery- against-payment basis through Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

     Non-U.S.  holders  of  Global  Securities  will  be  exempt   from
U.S. withholding taxes, provided  that such holders meet certain
requirements and deliver  appropriate   U.S.  tax   documents  to   the
securities   clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the
name of  Cede &  Co.  as nominee  of  DTC.   Investors'  interests in  the
Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously
issued by the Depositor.   Investor securities  custody accounts will be
credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds,  except  that  there  will  be  no  temporary
global security and no  "lock-up" or restricted period.   Global Securities
will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the Depositor in same-day funds.

     Trading between CEDEL  and/or Euroclear participants.   Secondary
market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading  between DTC  seller and  CEDEL  or Euroclear  purchaser.
When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively as the
case may be, to receive the Global Securities against payment.   Payment
will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective
clearing system and  by the clearing system, in  accordance with   its
usual  procedures,  to  the   CEDEL  participant's  or  Euroclear
participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL   participants  and  Euroclear  participants  will  need  to make available to the  respective clearing systems the funds  necessary to
process same-day  funds  settlement.   The  most  direct  means  of doing
so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL participants
or Euroclear participants.   The sale proceeds will be available  to the DTC
seller on the settlement date.   Thus,  to the DTC  participant a
cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading  between CEDEL or  Euroclear seller and  DTC purchaser.   Due
to time zone differences in their favor, CEDEL and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send
instructions to CEDEL or Euroclear  through  a  participant  at   least  one
 business  day  prior  to settlement.   In these cases,  CEDEL or Euroclear
will instruct Citibank  or Morgan, as  appropriate, to  deliver the bonds
to the  participant's account against  payment.   Payment  will  include
interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions selling on the 31st day of the month, payment will include interest
accrued to and excluding the first  day of the following month.   The
payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CEDEL or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally,  day traders  that use  CEDEL  or Euroclear  and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were
taken.   At  least three techniques should be readily available to eliminate this potential problem.

     (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S.  persons (Form W-8).  Non  U.S. persons
that      are  beneficial  owners  can  obtain   a  complete  exemption
from  the      withholding  tax by  filing a  signed Form  W-8 (Certificate
of Foreign      Status).

          Exemption for  non-U.S. persons  with effectively  connected
income      (Form 4224).   A  non-U.S. person, including  a non-U.S.
corporation or      bank  with a U.S. branch,  for which the  interest
income is effectively      connected with its conduct of a trade  or
business in the United States,      can obtain  an exemption from  the
withholding  tax by filing  Form 4224      (exemption from withholding of
Tax on Income  Effectively Connected with      the Conduct of a Trade or
Business in the United States).

          Exemption  or reduced rate  for non-U.S.persons resident  in
treaty      countries  (Form  1001).   Non-U.S. persons  that are
beneficial owners      residing in a country  that has a tax treaty with the
 United States can      obtain an exemption or reduced tax rate (depending
on the treaty terms)      by   filing  Form   1001   (Ownership,   Exemption
  or   Reduced   Rate      (Certificate)).    If the  treaty  provides  only
 for a  reduced  rate,      withholding  tax  will  be  imposed   at  that
rate  unless  the  filer      alternately files  Form W-8, Form  1001 may
be filed by  the beneficial      owner or his agent.

          Exemption for U.S.  persons (Form W-9).  U.S.  persons can obtain
a      complete exemption from the withholding  tax by filing Form W-9
(Request      for Taxpayer Identification Number and Certification).

          U.S. Federal Income  Tax Reporting Procedure.   The Global
Security      holder, or in the  case of a Form 1001 or a Form  4224 filer,
his agent,      files by submitting the  appropriate form to the person
through whom he      holds (the clearing agency, in the  case of persons
holding directly  on      the  books  for  the clearing  agency).    Form
W-8  and  Form  1001 are      effective for three  calendar years and Form
4224 is effective for  one      calendar year.

     This summary  does not  deal  with all  aspects  of federal  income tax withholding  that  may  be  relevant  to  foreign  holders  of  these
Global Securities.   Investors are  advised to  consult their  own tax
advisors for specific tax advice concerning their holding and disposing of these Global Securities.


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

    SEC registration fee . . . . . . . . . . . . . . . . . . . . . . . $304
    Legal fees and expenses  . . . . . . . . . . . . . . . . . . . . .
    Accounting fees and expenses . . . . . . . . . . . . . . . . . . .
    Blue sky fees and expenses . . . . . . . . . . . . . . . . . . . .
    Rating agency fees . . . . . . . . . . . . . . . . . . . . . . . .
    Trustee's fees and expenses  . . . . . . . . . . . . . . . . . . .
    Printing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .
                                ----------
                Total . . . . . . . . . . . . . . . . . . . . . .  $
___________________
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Morgan Stanley ABS Capital II Inc. (the "Registrant") has undertaken in its articles of incorporation and bylaws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of the Registrant against any and all liabilities incurred in connection with their services in such capacities.

ITEM 16.  EXHIBITS.

* 1.1     Form of Underwriting Agreement
* 3.1     Articles of Incorporation of the Registrant
* 3.2     Bylaws of the Registrant
* 4.1     Form of Trust Agreement (including form of Certificates)
* 4.2     Form of Indenture (including form of Notes)
* 5.1     Opinion of Brown & Wood LLP with respect to legality
* 8.1 Opinion of Brown & Wood LLP with respect to certain federal income tax matters
*10.1     Form of Administration Agreement
*23.1     Consent of Brown & Wood LLP (included in Exhibit 5.1)
*23.2     Consent of Brown & Wood LLP (included in Exhibit 8.1)
 24.1     Power of Attorney (included on page II-3)
*25.1     Statement of Eligibility and Qualification of Indenture Trustee on
Form T-1
___________________
* To be filed by Amendment.

ITEM 17. UNDERTAKINGS.

(a) As to Rule 415:

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in
the  aggregate, represent  a  fundamental  change  in   the  information
set  forth  in  the registration  statement.    Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of  an employee  benefit plan's  annual  report  pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the
opinion  of  the Securities  and Exchange   Commission  such
indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e)  As to qualification of trust indentures:

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (f) The undersigned Registrant hereby undertakes to file in a current report a Form 8-K or in a post-effective amendment an opinion with respect to any Federal tax consequences material to an investor with regard to a specific Series to be issued pursuant to this Registration Statement where such tax consequences have not been addressed in the prospectus or the prospectus supplement related to such Series.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and
has duly caused this Form  S-3  Registration  Statement   to  be  signed  on
 its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on October 10 1997.

                              MORGAN STANLEY ABS CAPITAL II INC.


                              By: /s/ Gail P. McDonnell
                                  -----------------------------------
                                  Name: Gail P. McDonnell
                                  Title:  Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Craig S. Phillips, Gail P. McDonnell, David R. Warren and Ignacio J. Fanlo or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective
amendments)  to  this   Registration Statement,  and  to file  the  same,
with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                                    Title                                        Date

/s/ Craig S. Phillips                    President and Director                                      October 10, 1997
Craig S. Phillips                        (Principal Executive Officer)

/s/ Eileen K. Murray                     Chief Financial Officer                                     October 10, 1997
Eileen K. Murray                         (Principal Financial Officer and Principal Accounting
                                         Officer)

/s/ Gail P. McDonnell                    Vice President                                              October 10, 1997
Gail P. McDonnell                        and Director

/s/ David R. Warren                      Vice President                                              October 10, 1997
David R. Warren                          and Director



                                EXHIBIT INDEX


Exhibit   Description                                              Page
-------   -----------                                              ----

1.1  Form of Underwriting Agreement*
3.1  Articles of Incorporation of the Registrant*
3.2  Bylaws of the Registrant*
4.1  Form of Trust Agreement(including form of Certificates)*
4.2  Form of Indenture (including form of Notes)*
5.1  Opinion of Brown & Wood LLP with respect to legality*
8.1 Opinion of Brown & Wood LLP with respect to certain federal income tax matters*
10.1 Form of Administration Agreement*
23.1 Consent of Brown & Wood LLP (included in Exhibit 5.1)*
23.2 Consent of Brown & Wood LLP (included in Exhibit 8.1)*
24.1 Power of Attorney (included on Page II-3)
25.1 Statement of Eligibility and Qualification of Indenture Trustee on Form T-1*



*To be filed by Amendment.